As filed with the Securities and Exchange Commission on June 27, 2008
An Exhibit List can be found on page II-5
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________

TRIANGLE PETROLEUM CORPORATION
(Name of registrant in its charter)

Nevada	1311	98-0430762
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Suite 1250, 521-3rd Avenue SW
Calgary, Alberta
Canada T2P 3T3
(403) 262-4471
(Address and telephone number of principal executive offices and principal place of business)

Mark Gustafson, President
TRIANGLE PETROLEUM CORPORATION
Suite 1250, 521-3rd Avenue SW
Calgary, Alberta
Canada T2P 3T3
(403) 262-4471
 (Name, address and telephone number of agent for service)

Copies to:
Gregory Sichenzia, Esq.
Thomas A. Rose, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Flr.
New York, New York 10006
(212) 930-9700
(212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filed,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $.00001 par value issuable upon exercise of warrants	9,128,752	$2.25	$20,539,692	$807.21
Total	9,128,752		$20,539,692	$807.21

(1)
Estimated solely for the purpose of computing amount of the registration fee pursuant to Rule 457(g) promulgated under the Securities Act of 1933. The price of $2.25 per share is the exercise price of the warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JUNE 27, 2008

TRIANGLE PETROLEUM CORPORATION
9,128,752 SHARES OF
COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 9,128,752 shares of our common stock underlying warrants. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock which they are offering. We will pay the expenses of registering these shares.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol “TPLM”. The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on June 25, 2008, was $1.52.

Investing in these securities involves significant risks. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____, 2008.

The information in this prospectus is not complete and may be changed. This prospectus is included in the Registration Statement that was filed by Triangle Petroleum Corporation with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock, including shares they acquire upon conversion of their convertible debentures, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. The prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the selling stockholders, the securities or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or any selling stockholder. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. The prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
AND OTHER INFORMATION CONTAINED IN THIS PROSPECTUS

This prospectus contains some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties. Forward-looking statements include statements regarding, among other things, (a) our projected sales, profitability, and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words "may," "will," "should," "anticipate," "estimate," "plans," “potential," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" or the negative of these words or other variations on these words or comparable terminology. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements in this report may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as the result of new information, future events, or otherwise.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “risk factors” section, the financial statements and the notes to the financial statements.

TRIANGLE PETROLEUM CORPORATION

We were incorporated in the State of Nevada on December 11, 2003 under the name Peloton Resources Inc. Our principal business plan was to acquire, explore and develop mineral properties and to ultimately seek earnings by exploiting the mineral claims. We subsequently abandoned our mineral property as a result of poor exploration results, and decided to change our principal business to that of acquisition, exploration and development of oil and gas resource properties. On May 10, 2005, we changed our name to Triangle Petroleum Corporation.

We are an exploration company focused on emerging shale gas opportunities in the Maritimes Basin of Nova Scotia, Canada. We are one of the first companies to explore in the Maritimes shale plays and drilled two new wells on the Windsor Block (516,000 gross acres, 361,200 net acres) in Nova Scotia in late 2007. In addition, we also have an interest in the Fayetteville Shale trend in Arkansas (20,874 gross acres, 10,437 net acres). An experienced team comprising technical and business skills has been formed to optimize our opportunities through our operating subsidiaries, Triangle USA Petroleum Corporation in the United States and Elmworth Energy Corporation in Canada. We incurred net losses of $29,600,747 and $4,281,969 for the fiscal years ended January 31, 2008 and 2007, respectively. We incurred a net loss of $1,826,255 for the three months ended April 30, 2008. We had a net working capital deficit of $7,131,953 at April 30, 2008. These factors raise substantial doubt regarding our ability to continue as a going concern.

Our principal offices are located at Suite 1250, 521-3 Ave. SW, Calgary, Alberta, T2P 3T3, Canada, and our telephone number is (403) 262-4471. We are a Nevada corporation.

The Offering

Common stock offered by the selling stockholders	9,128,752 shares of common stock underlying stock purchase warrants

Common stock to be outstanding after the offering	Up to 76,554,795 shares

Use of proceeds
This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

Over-The-Counter Bulletin Board	TPLM

The above information regarding common stock to be outstanding after the offering is based on 67,426,043 shares of common stock outstanding as of June 25, 2008 and assumes the exercise of the warrants.

June 2008 Private Placement

On June 3, 2008, we sold an aggregate of 18,257,500 units to 31 accredited investors for aggregate proceeds of $25,560,500. Each unit consists of one share of our common stock and one-half of a warrant, each whole warrant entitling the holder to purchase one share of our common stock exercisable at a price of $2.25 for a period of two years. Pursuant to the terms of sale, we agreed to cause a resale registration statement covering the shares of common stock underlying the warrants to be declared effective no later than 150 days after the closing. If we fail to comply with the registration statement effective date requirement, we will be required to pay the investors a fee equal to 1% of the aggregate amount invested by the purchasers per each 30 day period of delay, not to exceed 5%. In addition, we agreed to have our common stock listed for trading on the Toronto Stock Exchange no later than December 31, 2008. If we fail to comply with the Toronto Stock Exchange listing requirement, we will be required to pay the investors a fee equal to 2% of the aggregate amount invested by the purchasers per each 30 day period of delay, not to exceed 10%. We paid the placement agent of the offering a cash fee of 7.0% of the gross proceeds of the offering.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

We Have a History Of Losses Which May Continue, Which May Negatively Impact Our Ability to Achieve Our Business Objectives.

We incurred net losses of $29,600,747 and $4,281,969 for the years ended January 31, 2008 and 2007, respectively, and $1,826,255 for the three months ended April 30, 2008. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

Our Independent Auditors Have Expressed Substantial Doubt About Our Ability to Continue As a Going Concern, Which May Hinder Our Ability to Obtain Future Financing.

In their report dated April 24, 2008, our independent auditors stated that our financial statements for the year ended January 31, 2008 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

We Have a Limited Operating History and if We are not Successful in Continuing to Grow Our Business, Then We may have to Scale Back or Even Cease Our Ongoing Business Operations.

We have received a limited amount of revenues from operations and have limited assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Our company has a limited operating history. Our success is significantly dependent on a successful acquisition, drilling, completion and production program. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate recoverable reserves or operate on a profitable basis. We are in the exploration stage and potential investors should be aware of the difficulties normally encountered by enterprises in the exploration stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

Because We Are Small and Do Not Have Much Capital, We May Have to Limit our Exploration Activity Which May Result in a Loss of Your Investment.

Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, existing reserves may go undiscovered. Without finding reserves, we cannot generate revenues and you will lose your investment.

If We Are Unable to Retain the Services of Messrs. Gustafson, Anderson and Hietala or If We Are Unable to Successfully Recruit Qualified Managerial and Field Personnel Having Experience in Oil and Gas Exploration, We May Not Be Able to Continue Our Operations.

Our success depends to a significant extent upon the continued services of Mr. Mark Gustafson, our Chief Executive Officer, President, and a director, Mr. J. Howard Anderson, our Chief Operating Officer and Mr. Ron Hietala, a director and President of Elmworth Energy Corporation, our wholly-owned subsidiary. Loss of the services of Messrs. Gustafson or Hietala could have a material adverse effect on our growth, revenues, and prospective business. We have obtained key-man insurance on the life of Mr. Hietala and do not intend to further pursue key man insurance on the life of Mr. Gustafson at this time. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and field personnel having experience in the oil and gas exploration business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

As Most of Our Properties are in the Exploration Stage, There Can be no Assurance That We Will Establish Commercial Discoveries on Our Properties.

Exploration for economic reserves of oil and gas is subject to a number of risk factors. Few properties that are explored are ultimately developed into producing oil and/or gas wells. Most of our properties are in the exploration stage only and we have only limited revenues from operations. While we do have a limited amount of proven reserves of gas, we may not establish commercial discoveries on any of our properties.

Although our estimated natural gas and oil reserve data has been prepared by an independent third party, the estimates may still prove to be inaccurate.

There are numerous uncertainties inherent in estimating quantities of oil and natural gas reserves and the future cash flows attributed to such reserves. In general, estimates of economically recoverable oil and natural gas reserves and the future net cash flows therefrom are based upon a number of variable factors and assumptions, such as historical production from the properties, production rates, ultimate reserve recovery, timing and amount of capital expenditure, marketability of oil and gas, royalty rates, the assumed effects of regulation by governmental agencies and future operating costs, all of which may vary materially from actual results. All such estimates are to some degree speculative, and classifications of reserve are only attempts to define the degree of speculation involved. For those reasons, estimates of the economically recoverable oil and natural gas reserves attributable to any particular group of properties, classification of such reserves based on risk of recovery and estimates of future net revenues associated with reserves prepared by different engineers, or by the same engineers at different times, may vary. Our actual production, revenues, taxes and development and operating expenditures with respect to its reserves will vary from estimates thereof and such variations could be material.

The Potential Profitability of Oil and Gas Ventures Depends Upon Factors Beyond the Control of Our Company.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our financial performance.

Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. The marketability of oil and gas which may be acquired or discovered will be affected by numerous factors beyond our control. These factors include the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. These factors cannot be accurately predicted and the combination of these factors may result in our company not receiving an adequate return on invested capital.

The Oil and Gas Industry is Highly Competitive and There is no Assurance that We Will be Successful in Acquiring and Continuing Leases/Permits.

The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for desirable oil and gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. We cannot predict whether the necessary funds can be raised or that any projected work will be completed. We cannot predict whether governments will convert our exploration agreements into production agreements, including our Windsor Block exploration agreement with the Nova Scotia governments which is due to expire on September 15, 2008.

The Marketability of Natural Resources Will be Affected by Numerous Factors Beyond Our Control Which May Result in Us not Receiving a Return on Invested Capital Sufficient to be Profitable or Viable.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in oil and gas pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of oil and gas and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us receiving a return on invested capital that is insufficient to be profitable or viable.

Oil and Gas Operations are Subject to Comprehensive Regulation Which May Cause Substantial Delays or Require Capital Outlays in Excess of Those Anticipated Causing an Adverse Effect on Our Company.

Oil and gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages. We generally maintain insurance coverage customary to the industry; however, we are not fully insured against all possible environmental risks. To date we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations. Due to the high salinity of our frac fluid that has flowed back from the Kennetcook #1 and #2 wells and that the Nova Scotia government has not set standards for this fluid disposal, we can provide no assurance that the estimated amounts in the financial statements will not be significantly higher.

Exploration Activities are Subject to Certain Environmental Regulations Which May Prevent or Delay the Commencement or Continuance of Our Operations.

In general, our exploration activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

We believe that our operations comply, in all material respects, with all applicable environmental regulations. Our operating partners generally maintain insurance coverage customary to the industry; however, we are not fully insured against all possible environmental risks.

Exploratory Drilling Involves Many Risks and We May Become Liable for Pollution or Other Liabilities Which May Have an Adverse Effect on Our Financial Position.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labor, and other risks are involved. We may become subject to liability for pollution or hazards against which we cannot adequately insure or for which we may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

Any Change in Government Regulation and/pr Administrative Practices May Have a Negative Impact on Our Ability to Operate and Our Profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business.

The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

Risks Relating to Our Outstanding Financing Arrangements:

There Are a Large Number of Shares Underlying Our Convertible Debentures and Warrants That May be Available for Future Sale and the Sale of These Shares May Depress the Market Price of Our Common Stock.

As of June 25, 2008, we had 67,426,043 shares of common stock issued and outstanding, convertible debentures issued on December 28, 2005 and January 23, 2006 outstanding that may be converted into 2,500,000 shares of common stock and warrants issued on June 3, 2008 outstanding that may be exercised into 9,128,752 shares of common stock. All of the shares issuable upon conversion of the convertible debentures may be sold without restriction. All of the shares issuable upon conversion of the warrants may be sold without restriction upon the effectiveness of the registration statement that this prospectus is a part of. The sale of these shares may adversely affect the market price of our common stock.

The Issuance of Shares Upon Conversion of the Convertible Debentures or Exercise of the Warrants May Cause Immediate and Substantial Dilution to Our Existing Stockholders.

The issuance of shares upon conversion of the convertible debentures or exercise of the outstanding warrants may result in substantial dilution to the interests of other stockholders. Although Bank Sal. Oppenheim Jr. & Cie., (Schweiz) AG and Centrum Bank may not convert their convertible debentures if such conversion would cause them to own more than 4.9% of our outstanding common stock, this restriction does not prevent Bank Sal. Oppenheim Jr. & Cie., (Schweiz) AG or Centrum Bank from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, Bank Sal. Oppenheim Jr. & Cie., (Schweiz) AG and Centrum Bank could sell more than their limit while never holding more than this limit. The shares issued upon conversion of the convertible debentures and/or exercise of the outstanding warrants could have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

If We Are Required for any Reason to Repay Our Outstanding Convertible Debentures, We Would Be Required to Deplete Our Working Capital, If Available, Or Raise Additional Funds. Our Failure to Repay the Convertible Debentures, If Required, Could Result in Legal Action Against Us, Which Could Require the Sale of Substantial Assets.

In December 2005, we entered into two securities purchase agreements for the sale of an aggregate of $10,000,000 principal amount of convertible debentures. The convertible debentures, which remained fully outstanding as of June 25, 2008, are due and payable, with 7.5% interest, on June 1, 2009, unless sooner converted into shares of our common stock. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to have our registration statements continue to be effective, breach of any covenant, representation or warranty in the Securities Purchase Agreements or related convertible debentures, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the convertible debentures, including default interest rate on the outstanding principal balance of the debentures if the default is not cured with the specified grace period. If we were required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

Risks Relating to Our Common Stock:

If We Fail to Remain Current in Our Reporting Requirements, We Could be Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell Our Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

·	that a broker or dealer approve a person's account for transactions in penny stocks; and
·	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

·	obtain financial information and investment experience objectives of the person; and
·
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

·	sets forth the basis on which the broker or dealer made the suitability determination; and
·	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol “TPLM”.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	Fiscal Year 2007
	High	Low
First Quarter	$5.24	$3.62
Second Quarter	$4.07	$2.05
Third Quarter	$3.45	$2.06
Fourth Quarter	$3.24	$1.95

	Fiscal Year 2008
	High	Low
First Quarter	$3.14	$2.10
Second Quarter	$2.40	$1.75
Third Quarter	$2.08	$0.88
Fourth Quarter	$1.55	$0.95

	Fiscal Year 2009
	High	Low
First Quarter	$1.63	$0.72
Second Quarter (1)	$2.40	$0.85

(1) As of June 25, 2008.

HOLDERS

As of June 25, 2008, we had approximately 43 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

DIVIDENDS

On May 9, 2005, we declared a stock dividend of six shares of common stock for each one share of common stock outstanding. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

Equity Compensation Plan Information

The following table sets forth certain information about the common stock that may be issued upon the exercise of options under the equity compensation plans as of June 25, 2008.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)

Equity compensation plans approved by shareholders	1,580,000	$3.00	420,000
Equity compensation plans not approved by shareholders	1,300,000	$2.00	700,000

Total	2,880,000	$2.55	1,120,000

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Some of the information in this Form S-1 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;
•	contain projections of our future results of operations or of our financial condition; and
•	state other “forward-looking” information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors,” “Business” and elsewhere in this prospectus. See “Risk Factors.”

Overview

Prior to May 2005, we were known as Peloton Resources Inc., a mining exploration company. Peloton was actively searching for ore bodies containing gold in British Columbia. A consultant was hired to assess the economic viability of exploring for and developing gold reserves on Peloton’s properties. Based upon his report, Peloton decided to abandon all mining activities and to commence shifting towards an oil and gas exploration company. In connection with the shift in operational focus, we changed our name to Triangle Petroleum Corporation.

The changeover from a mining to an oil and gas exploration company has taken place over the past three years, during one of the strongest markets for oil and natural gas. The average monthly price for West Texas Intermediate (WTI) crude oil and natural gas (Henry Hub Nymex), currently, as compared to the past, is as follows:

Although these strong commodity prices have resulted in extremely competitive conditions for the supply of products and services for exploration companies, our outlook remains positive. Despite these strong fundamentals, it should be noted that significant short term fluctuations in North American natural gas prices have occurred based upon seasonal weather patterns and gas storage levels. It should also be noted that actual prices received for oil and gas are typically less than the WTI and Henry Hub prices, respectively. This discount varies from time to time and is based on location, quality and other factors.

Plan of Operations

Our corporate strategy is to utilize our US shale gas experience to secure early stage shale gas projects in Canada. In conjunction with this strategy, we have screened and participated in various projects in North America with numerous potential joint venture partners. Based on activity to date, we have carefully selected and designated one project as core from our portfolio of projects based on our belief that it provides the best prospect for exploring for commercial quantities of gas. This core project is focused on a shale gas opportunity located in the Maritimes Basin of Eastern Canada. We intend to execute our operating plan in order to realize the full value of the land base that has been established in the Maritimes Basin. We have a secondary project focused on securing an initial land position in a western Canadian shale project. Our remaining four project areas (Fayetteville Shale, Rocky Mountain Program, Barnett Shale and Alberta Deep Basin) are currently designated as non-core due to existing market conditions related to land costs, drilling costs and completion costs, as well as our desire to focus our limited manpower resources on one core project.

Maritimes Basin - Eastern Canadian Shale Gas Project

During fiscal 2007 and early fiscal 2008, a multi-disciplined geoscience team screened prospective basins in Eastern Canada. The screening process included an assessment of the geologic history for a given area, estimates of pressure and temperature profiles and a determination of the ability to fracture stimulate a prospective shale package. As a direct result of implementing this strategy, we executed two farm-in agreements with a Canadian company to pursue two shale gas opportunities in the Maritimes Basin in March and May of 2007.

Beech Hill Block

The first farm-in agreement was entered into in March 2007 and covers approximately 68,000 gross acres in the Moncton Sub-Basin of the Maritimes Basin located in the province of New Brunswick, Canada. We are entitled to earn a 70% working interest in the block subsequent to the acquisition and evaluation of a minimum $250,000 seismic program which is to commence before June 27, 2008 and then electing no later than December 31, 2008 to drill a test well. We have commenced the seismic program and are currently assessing if the exploration well will proceed. The Beech Hill Block is covered by leases and licenses to search for oil and natural gas with the New Brunswick government which expire between February 2009 and June 2011.

Windsor Block

The second farm-in agreement was entered into in May 2007 and covers approximately 516,000 gross acres in the Windsor Sub-Basin of the Maritimes Basin located in the province of Nova Scotia, Canada. During fiscal 2008, we earned a 70% working interest in the block by drilling and completing a test well. Our partner has until July 8, 2008 to elect to convert its 30% working interest to a 5% gross overriding royalty. During fiscal 2008 and the first quarter of fiscal 2009, we spent approximately $16.1 million on our Windsor Block exploration program, consisting of drilling and completing two wells, a 2D and 3D seismic program and geological studies. Both of the test wells, the seismic and geological studies have provided us with sufficient valuable technical information to conclude that this is a significant shale gas resource project. The Windsor Block is covered by an exploration agreement with the Nova Scotia government which expires on September 15, 2008. During fiscal 2009, we plan to work with the Nova Scotia government to transition the exploration agreement into a production agreement. We submitted the production agreement in late June 2008; therefore, the Nova Scotia government will have until late November 2008 to review and approve the agreement. If the agreement is not approved, our right to explore for and develop oil and gas on this block would be forfeited. Also, in late June 2008 we partnered with Zodiac Exploration Corporation to join us in our summer/fall drilling and completion program which we are targeting to drill up to six wells for a gross cost of approximately $35 million. The joint venture provides for an initial commitment by Zodiac Exploration to pay 50% of drilling costs, up to $7.5 million, to earn a 12.5% working interest in the entire Windsor Block. Within 30 days of fulfilling this expenditure commitment, Zodiac Exploration has the option to commit another $7.5 million for an additional 12.5% working interest. Based upon Zodiac Exploration spending the entire $15 million, we would remain with a 45% working interest and would continue as operator, and Zodiac Exploration would have earned a 25% working interest in the Windsor Block.

Western Canadian Shale Program

We continue to actively evaluate various shale packages in Alberta and British Columbia. Our objective is to secure an initial land position with a joint venture partner prior to the end of 2008 and to commence an exploration program next year. This follows the corporate strategy in the Maritimes Basin of utilizing our US shale gas experience to secure early stage shale gas projects in Canada.

Arkoma Basin Arkansas - Fayetteville Shale Program (non-core project)

Based upon escalating land prices in this basin and due to the lack of progress in accelerating the exploration program, we decided in late March 2008 to sell our 10,400 non-operated net acres. We are planning to sell this acreage using a broker in the most effective manner by assessing new industry activity and overall direct acreage sales. The sale of this acreage is expected to be concluded this summer.

States of Colorado, Montana and Wyoming - Rocky Mountain Program (non-core project)

Although the initial test wells in Colorado and Wyoming were not successful in the primary targets, opportunity exists based on area operators pursuing additional exploration programs. The third prospect in this project, located in Northern Montana, has not yet been drilled. Given the priority of our shale gas projects, we are not actively pursuing this project at this time and plan on selling this acreage position by the end of our fiscal year.

Greater Fort Worth Basin Texas - Barnett Shale Program (non-core project)

In fiscal 2009, there is no exploration activity planned on this project. We have six low working interest shale gas wells pipeline connected (5.75%-15% working interest), of which four are currently producing. The operator of two of the six wells has commenced voluntary bankruptcy proceedings. We continue to receive monthly statements detailing our share of production revenue and related production royalties and operating expenses. We have advised the trustee to sell our interest in the two wells in an auction of the operator’s assets that is to be concluded this summer.

Alberta Canada Deep Basin - Western Canadian Conventional Program (non-core project)

In fiscal 2009, there is no exploration activity planned on this project. We are producing from two wells. The first well is located in the Kakwa Area and we have an 18% interest before payout (12% after payout). The second well is located in the Wapiti Area and we have an approximate 35% working interest.

Results of Operations

For the fiscal year ended January 31, 2008 compared to the fiscal year ended January 31, 2007

Daily Sales Volumes, Working Interest before royalties

		2008	2007
Barnett Shale in Texas, USA	Mcfpd	177	40
Deep Basin in Alberta, Canada	Mcfpd	152	-
Total Company	Mcfpd	329	40
Total Company	Boepd	55	7

Net Operating Results

			2008	2007
Volumes		Mcf	119,927	14,674
Price	$	/Mcf	6.52	4.73
Revenue			$781,696	$69,428
Royalties			194,892	15,086
Revenue, net of royalties			586,804	54,342
Production expenses			304,537	-
Net			$282,267	$54,342

For the year ended January 31, 2008, we realized $781,696, in revenue from sales of natural gas and natural gas liquids, as compared to $69,428 for the year ended January 31, 2007. This revenue was the result of production from six small working interest wells located in the Barnett Shale in Texas that came on production in the three months ended October 31, 2006, two wells located in the Deep Basin of Alberta that came on production in the three months ended July 31, 2007 and two additional wells located in the Barnett Shale in Texas that came on production in the three months ended October 31, 2007. Royalties related to this revenue totaled $194,892 and $15,086 (25% and 22% of revenue, respectively) for the years ended January 31, 2008 and 2007, respectively. Production expenses related to this revenue totaled $304,537 and $nil ($15.24/Boe and $nil/Boe) for the years ended January 31, 2008 and 2007, respectively.

Depletion, Depreciation and Accretion (“DD&A”)

	2008	2007
DD&A – oil and gas properties	$441,881	$36,229
Depreciation – property and equipment	40,429	26,627
Total	$482,310	$62,856
Total per BOE	$24.13	$25.71

Due to the startup of production in the three months ended October 31, 2006, depletion on the proven oil and gas properties was calculated and expensed at $25.71/BOE in the year ended January 31, 2007 compared to $24.13 for the comparable period of 2008.

Unproven property costs of $24,565,040 (2007 - $20,471,516) were excluded from costs subject to depletion at January 31, 2008.

Impairment Costs

	2008	2007
Proved property cost impairment:
Alberta Deep Basin	$6,939,003	$1,098,645
Texas Barnett Shale	4,027,749	-
Unproven property cost impairment:
Fayetteville Shale	6,527,501	-
US Rocky Mountains	2,104,663	182,854
Total	$19,598,916	$1,281,499

In the current year, we recognized proved property impairments of $6,939,003 related to the Alberta Deep Basin and $4,027,749 related to the Barnett Shale, that management now considers non-core assets. These were mainly the result of low gas prices, higher costs to drill and complete the wells than anticipated and lower production and reserves than forecasted. Included in the Barnett Shale impairment of $4,027,749 was an impairment loss of $945,403 related to land and geological and geophysical costs of $1,929,305 spent on 12,100 gross acres (27% working interest) in northeast Hill County of Texas that was sold for gross proceeds of $983,902 on July 18, 2007. In the year ended January 31, 2007, we recognized an impairment charge of $1,098,645 related to the Alberta Deep Basin assets primarily as a result of a dry hole.

We recognized an unproven property costs impairment of $2,104,663 in the year ended January 31, 2008 (January 31, 2007 - $182,854) related mainly to land, seismic purchase and drilling costs in the US Rocky Mountains related to the Colorado and Wyoming prospects that we drilled and have determined to not move forward on. We recognized an unproven property cost impairment $6,527,501 in the current year related to the Fayetteville Shale project since we have elected to sell all our Fayetteville land in 2008. As a result we have written-off $5,971,671 of exploration costs mainly related to the drilling of the Ed Gordon well and Happy Hollow seismic which are no longer recoverable. Also, we have expensed land costs in the Fayetteville project of $555,830 related to land prospecting fees which resulted in no acreage acquisition.

As a result of the above impairments, the net carrying value of our oil and gas properties costs is distributed as follows:

	January 31, 2008	January 31, 2007

Maritimes Basin – Eastern Canada Shale	$15,463,119	$654,159
Arkoma Basin, Arkansas – Fayetteville Shale	8,289,901	7,569,101
U.S. Rocky Mountains (Colorado, Montana, Wyoming)	812,020	2,187,391
Alberta Deep Basin – Western Canada	324,162	6,154,643
Greater Fort Worth Basin, Texas - Barnett Shale	89,747	4,536,201

Net carrying value of acquisition and exploration costs	$24,978,949	$21,101,495

General and Administrative (“G&A”)

	2008	2007
Salaries, wages and consulting fees	$1,537,870	$1,043,594
Other, travel and office expense	1,566,103	1,346,320
Stock-based compensation	2,696,143	5,825,356
G&A	$5,800,116	$8,215,270

General and administrative expenses have decreased significantly in the year ended January 31, 2008 compared to 2007 primarily due to decreased stock-based compensation expense mainly as a result of shares issued to our executives that have now been fully recognized.

Accretion of Discounts on Convertible Debentures

Agreement Date	2008	2007
June 14, 2005	$515,626	$2,990,625
December 8, 2005	4,773,326	3,826,025
December 28, 2005	3,236,669	3,333,334
Total accretion of discounts	$8,525,621	$10,149,984

Accretion of discounts on convertible debentures decreased in the year ended January 31, 2008 compared to 2007 due primarily to the June 14, 2005 debenture discounts predominately realized prior to fiscal 2008.

Interest Expense

Agreement Date	2008	2007
June 14, 2005	$18,918	$309,239
December 8, 2005	514,247	663,732
December 28, 2005	750,000	734,761
Total interest expense	$1,283,165	$1,707,732

Interest expense decreased for the year ended January 31, 2008 compared to 2007 due primarily to the June 14, 2005 convertible debentures being fully converted as at June 2007.

For the three months ended April 30, 2008 compared to the three months ended April 30, 2007

Daily Sales Volumes, Working Interest before royalties

		Three Months Ended April 30, 2008	Three Months Ended April 30, 2007
Barnett Shale in Texas, USA	Mcfpd	106	111
Deep Basin in Alberta, Canada	Mcfpd	144	37
Total Company	Mcfpd	250	148
Total Company	Boepd (6:1)	42	25

Net Operating Results

			Three Months Ended April 30, 2008	Three Months Ended April 30, 2007
Volumes		Mcf	22,655	13,065
Price	$	/Mcf	8.26	7.40
Revenue			$187,023	$96,644
Royalties			34,904	28,053
Revenue, net of royalties			152,119	68,591
Production expenses			59,227	2,310
Net			$92,892	$66,281

For the three month period ended April 30, 2008, we realized $187,023 in revenue from sales of natural gas and natural gas liquids, as compared to $96,644 for same period ended April 30, 2007. Revenue increased mainly due to a well in the Deep Basin of Alberta that began producing at unrestricted facility rates in the prior quarter. Royalties related to this revenue totaled $39,904 and $28,053 (21% and 29% of revenue) for the three month periods ended April 30, 2008 and 2007, respectively. Production expenses related to this revenue totaled $59,227 and $2,310 ($15.68/Boe and $1.06/Boe) for the three month periods ended April 30, 2008 and 2007, respectively.

Depletion, Depreciation and Accretion (“DD&A”)

	Three Months Ended April 30, 2008	Three Months Ended April 30, 2007
Depletion - oil and gas properties	$37,471	$74,142
Accretion	32,828	1,326
Depletion and Accretion	70,299	75,468
Depreciation - property and equipment	9,759	6,780
Total	$80,058	$82,248
Depletion per BOE	$9.92	$34.05

Unproven property costs of $25,204,615 were excluded from costs subject to depletion at April 30, 2008.

General and Administrative (“G&A”)

	Three Months Ended April 30, 2008	Three Months Ended April 30, 2007
Salaries, wages and consulting fees	$392,862	$286,244
Other, travel and office expense	694,576	221,648
Stock-based compensation	113,280	1,625,536
G&A	$1,200,718	$2,133,428

General and administrative expenses have decreased significantly in the three month period ended April 30, 2008 compared to the same period in 2007 primarily due to decreased stock-based compensation expense mainly as a result of shares issued to our executives that have now been fully expensed. Other, travel and office expenses increased in the three month period ended April 30, 2008 compared to the same period in 2007 due to increased year-end audit and reserve evaluation fees, increased audit and accounting fees for to the restatements of the 10K’s and 10Q’s, increased office rent and increased investor relations expenses.

Accretion of Discounts on Convertible Debentures

Agreement Date	Three Months Ended April 30, 2008	Three Months Ended April 30, 2007
June 14, 2005	$-	$400,000
December 8, 2005	626,573	1,127,942
December 28, 2005	588,785	812,784
Total accretion of discounts	$1,215,358	$2,340,726

Accretion of discounts on convertible debentures decreased in the three month period ended April 30, 2008 compared to 2007 due primarily to the June 14, 2005 debenture discounts being realized prior to fiscal 2008, the conversion of December 8, 2005 debentures in the prior year which reduced the accretion base and the reduction of the December 28, 2005 accretion since the maturity date was extended.

Interest Expense

Agreement Date	Three Months Ended April 30, 2008	Three Months Ended April 30, 2007
June 14, 2005	$-	$42,795
December 8, 2005	69,048	182,877
December 28, 2005	184,932	156,679
Total interest expense	$253,980	$382,351

Interest expense decreased for the three month period ended April 30, 2008 compared to the same period of 2007 due primarily to the June 14, 2005 convertible debentures being fully converted as at June 2007 and the conversion of December 8, 2005 convertible debentures.

Oil and Gas Properties

	April 30, 2008 $	January 31, 2008 $

Maritimes Basin - Eastern Canada Shale	16,071,074	15,463,119
Arkoma Basin, Arkansas - Fayetteville Shale	8,306,166	8,289,901
U.S. Rocky Mountains (Colorado, Montana, Wyoming)	827,375	812,020
Alberta Deep Basin - Western Canada	307,031	324,162
Greater Fort Worth Basin, Texas - Barnett Shale	83,825	89,747

Net carrying value of acquisition and exploration costs	25,595,471	24,978,949

During the three month period ended April 30, 2008, we spent $607,955 on the Martimes Basin shale gas project in the Eastern Canada mainly for testing of Kennetcook #1 and #2 ($380,000) and installation of an ESP pump at Kennetcook #2 ($130,000).

Liquidity and Capital Resources

To date, we have generated minimal revenues and have incurred operating losses in every quarter. We are an early stage production company, have not generated significant revenues from operations and have incurred significant losses since inception. These factors among others raise substantial doubt about our ability to continue as a going concern.

As at April 30, 2008, we had a working capital deficit of $1,686,107, excluding non-cash derivative liabilities and the current portion of convertible debentures, resulting primarily from accrued interest of $3,005,076 and payables of $1,783,118 offset by our cash and cash equivalents of $1,195,535 and other receivables of $1,693,975. For the three month period ended April 30, 2008, we had net cash outflow from operating activities of $1,031,271, mainly related to cash general and administrative expenses.

Convertible Debentures

	April 30, 2008			January 31, 2008
Agreement Date	Face Value	Discount	Carrying Value	Face Value	Discount	Carrying Value
December 8, 2005	$4,625,000	$695,296	$3,929,704	$6,100,140	$1,321,869	$4,778,271
December 28, 2005	10,000,000	2,640,494	7,359,506	10,000,000	3,229,279	6,770,721
Total convertible debentures	$14,625,000	$3,335,790	$11,289,210	$16,100,140	$4,551,148	$11,548,992

We have $14,625,000 of convertible debentures outstanding as at April 30, 2008. As at June 25, 2008, we have $10,000,000 of convertible debentures outstanding. During the three month period ended April 30, 2008, $1,475,140 of convertible debentures were converted into 1,859,228 shares of common stock. The convertible debentures have two separate maturity dates. First, $4,625,000 matures on December 8, 2008 which are convertible at the lower of (i) $5.00 or (ii) 90% of the average of the three lowest daily volume weighted average prices of our common stock of the 10 trading days immediately preceding the date of conversion. Subsequent to April 30, 2008, $625,000 of these convertible debentures were converted into 514,785 shares of common stock and the remaining $4,000,000 of these convertible debentures were repaid. Second, $10,000,000 matures on June 1, 2009 which are convertible at $4.00. Based on the current share price, conversion is not likely and we will either be required to repay or refinance these debentures.

We are currently committed to pay 66% of the drilling and completion costs for one well in our Fayetteville project to earn a 50% working interest. The operator must spud this well before July 31, 2008 or we automatically earn our 50%. We do not expect to incur any drilling costs in fiscal 2009 to fulfill this commitment since we are in the process of selling our interest in the Fayetteville project. We are also committed to pay 33% of the costs to drill one well in our Rocky Mountains project to earn 25%. We do not expect to incur any drilling costs in fiscal 2009 for this commitment since we do not expect the operator to proceed with the well in fiscal 2009. We expect significant capital expenditures during the next 12 months for drilling programs on our Canadian shale program, overhead and working capital purposes. To partially fund these expenditures, we closed a private placement on June 3, 2008 for aggregate gross proceeds of $25,560,500 and, to fund the remaining expenditures, we recently entered into a joint venture agreement with Zodiac Exploration Corporation to join us in our summer/fall drilling and completion program which we are targeting to drill up to six wells for a gross cost of approximately $35 million. The joint venture provides for an initial commitment by Zodiac Exploration to pay 50% of drilling costs, up to $7.5 million, to earn a 12.5% working interest in the entire Windsor Block. Within 30 days of fulfilling this expenditure commitment, Zodiac Exploration has the option to commit another $7.5 million for an additional 12.5% working interest. Based upon Zodiac Exploration spending the entire $15 million, we would remain with a 45% working interest and would continue as operator, and Zodiac Exploration would have earned a 25% working interest in the Windsor Block. We may have to raise additional funds to complete the exploration and development phase of our programs and, while we have been successful in doing so in the past, there can be no assurance that we will be able to do so in the future. Our continuation as a going concern for a period longer than the current fiscal year is dependent upon our ability to obtain necessary additional funds to continue operations and to determine the existence, discovery and successful exploitation of economically recoverable reserves in our resource properties, earning of our interests in the underlying properties, and the attainment of profitable operations.

By adjusting our operations to the level of capitalization, we believe we have sufficient capital resources to meet projected cash flow deficits in the near term. However, if during that period, or thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations, liquidity and financial condition.

We presently do not have any available credit, bank financing or other external sources of liquidity. Due to our brief history and historical operating losses, our operations have not been a source of liquidity. We will need to obtain additional capital in order to expand operations and become profitable. In order to obtain capital, we may need to sell additional shares of our common stock or borrow funds from private lenders. There can be no assurance that we will be successful in obtaining additional funding.

We will still need additional capital in order to continue operations until we are able to achieve positive operating cash flow. Additional capital is being sought, but we cannot guarantee that we will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and a downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations.

June 2008 Private Placement

On June 3, 2008, we sold an aggregate of 18,257,500 units in a private placement transaction for gross proceeds of $25,560,500. The net proceeds after deducting expenses was $23,641,552. Each unit was priced at $1.40 per unit and consists of one share of common stock and one-half warrant of a warrant. One full warrant can be exercised into one share of common stock for a period of two years at a price of $2.25 per share. Pursuant to the terms of the sale, we shall, on a best efforts basis, file a registration statement with the SEC, and to cause such registration statement to be declared effective by the SEC, within 150 days after closing, to permit the public resale of the shares underlying the warrants. Failure to satisfy the registration requirement shall result in payment by us, pro rata to the purchasers, of a penalty equal to 1% of the gross proceeds of the offering for each month or partial month until the registration statement is declared effective, not to exceed 5% in the aggregate. Also, pursuant to the terms of the sale, we shall, on a best efforts basis, list Triangle’s shares of common stock for trading on the Toronto Stock Exchange (which includes the TSX Venture Exchange) on or before December 31, 2008. Failure to list the shares for trading by such date shall result in a payment by us, pro rata to the purchasers, of a penalty equal to 2% of the gross proceeds of the offering for each month or partial month until the shares are listed for trading on the Toronto Stock Exchange (which includes the TSX Venture Exchange), not to exceed 10% in the aggregate. We paid the placement agents of the offering a cash fee of 7% of the gross proceeds of the offering.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us may differ materially and adversely from our estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Investment in Oil and Gas Properties

We utilize the full cost method to account for our investment in oil and gas properties. Accordingly, all costs associated with acquisition and exploration of oil and gas reserves, including such costs as leasehold acquisition costs, interest costs relating to unproven properties, geological expenditures and direct internal costs are capitalized into the full cost pool. We had two countries with proved reserves. For our proved oil and gas reserves, capitalized costs, including estimated future costs to develop the reserves and estimated abandonment costs, net of salvage, will be depleted on the units-of-production method using estimates of proved reserves. Investments in unproven properties and major development projects including capitalized interest, if any, are not amortized until proved reserves associated with the projects can be determined. If the future exploration of unproven properties is determined uneconomical, the amounts of such properties are added to the capitalized cost to be amortized. The capitalized costs included in the full cost pool are subject to a ceiling test.

Asset Retirement Obligations

We recognize a liability for future retirement obligations associated with our oil and gas properties. The estimated fair value of the asset retirement obligation is based on the current estimated cost escalated at an inflation rate and discounted at a credit adjusted risk-free rate. This liability is capitalized as part of the cost of the related asset and amortized over its useful life. The liability accretes until we settle the obligation. The costs are estimated by management based on its knowledge of industry practices, current laws and past experiences. The costs could increase significantly from management’s current estimate.

Stock-Based Compensation

We record compensation expense in the consolidated financial statements for stock options granted to employees, consultants and directors using the fair value method. Fair values are determined using the Black Scholes option pricing model, which is sensitive to the estimate of the Company’s stock price volatility and the options expected life. Compensation costs are recognized over the vesting period.

Derivative Liabilities

We record derivatives at their fair values on the date that they meet the requirements of a derivative instrument and at each subsequent balance sheet date. Fair values are determined using the Black Scholes option pricing model, which requires and is very sensitive to an estimate of the Company’s stock price volatility and term. Any change in fair value will be recorded as non-operating, non-cash income or expense at each reporting date.

Recently Issued Accounting Pronouncements

FASB has issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities”, which requires disclosures about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS No. 133, and how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows. SFAS No. 161 is effective on February 1, 2009 and is not anticipated to significantly effect the Company's financial statements.

In December 2007 the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements”. SFAS no. 160 requires Triangle to report non-controlling interest in subsidiaries as equity in the consolidated financial statements; and all transactions between equity and non controlling interests as equity. SFAS No. 160 is effective for Triangle commencing on February 1, 2009 and it will not impact the Company's current financial statements.

In December 2007, the FASB revised SFAS No. 141, “Business Combinations”. SFAS No. 141R requires an acquirer to be identified for all business combinations and applies the same method of accounting for business combinations - the acquisition method - to all transactions. In addition, transaction costs associated with acquisitions are required to be expensed. The revised statement is effective to business combinations in years beginning on or after December 31, 2008.

BUSINESS

Overview

We were incorporated in the State of Nevada on December 11, 2003 under the name Peloton Resources Inc. In December 2003, we purchased six mineral claims situated in the Greenwood Mining Division in the Province of British Columbia, Canada. Our principal business plan was to acquire, explore and develop mineral properties and to ultimately seek earnings by exploiting the mineral claims. Subsequent to the period, we abandoned our mineral property as a result of poor exploration results, and decided to change our principal business to that of acquisition and exploration of oil and gas resource properties. On May 10, 2005, we changed our name to Triangle Petroleum Corporation.

We are an exploration company focused on emerging shale gas opportunities in the Maritimes Basin of Nova Scotia, Canada. We are one of the first companies to explore in the Maritimes shale plays and drilled two new wells on the Windsor Block (516,000 gross acres, 361,200 net acres) in Nova Scotia in late 2007. In addition, we also have an interest in the Fayetteville Shale trend in Arkansas (20,874 gross acres, 10,437 net acres). An experienced team comprising technical and business skills has been formed to optimize our opportunities through our operating subsidiaries, Triangle USA Petroleum Corporation in the United States and Elmworth Energy Corporation in Canada.

The Shale Gas Industry

It is estimated that at the end of 2006, total shale-gas resources in the U.S. were between 500 and 600 trillion cubic feet (Tcf) and that more than 35,000 shale-gas wells were producing in the U.S., with cumulative production of about 600 billion cubic feet (Bcf) per year. The most well known shale gas plays in the U.S. are the Barnett, Fayetteville, Woodford, Antrim and New Albany and in Canada is the Montney.

Shale gas is essentially natural gas contained within a sequence of predominantly fine grained rocks, dominated by shale. Shale gas plays are considered area plays since shale gas, similar to coal bed methane (CBM), is often found over large contiguous areas. Most shales have low matrix permeability’s and require the fracturing of the shale to achieve commercial gas production rates. The low permeability of shale gas reservoirs results in recovery rates of approximately 20% of original gas in place compared to approximately 75% for conventional reservoirs.

In general, shale reservoirs have the following characteristics:
  ·
•	initial production rates that range from 20 thousand cubic feet per day (mcf/d) to greater than 1,000 mcf/d and decline approximately 60% in the first year and cover very large areas;
•	low decline rates after the first year — generally less than 5% per year (typically 2% to 3%);
•	long production lives (up to 30 years);
•	potential to be thick (up to 1,500 feet);
•	typically organically rich;
•	contain large gas reserves (5 billion cubic feet (bcf) to 100 bcf per section);
•	low matrix porosity and permeability; and
•	the requirement for stimulation (fracing) to be economic.

 The combination of tax credits and advances in technology has helped shale gas production increase steadily since the early 1980’s. Advanced fracturing fluids and horizontal drilling are two of the more important technological advances. At the end of 2005, shale gas accounted for approximately 3% of total U.S. natural gas production and shale gas could supply 10% of the nation’s needs by 2015.

Far and away the most productive shale gas play in the U.S. is the Barnett Shale play in the Fort Worth Basin. While the Barnett Shale has been one of the more popular onshore plays over the last couple of years, its success was a long time in the making. The unlocking of the value of the Barnett Shale began in the early 1980’s when Mitchell Energy (now part of Devon Energy) began experimenting with foam fractures in an effort to increase flow rates. Today, operators are using a variety of advanced fracturing techniques and horizontal drilling technology to substantially increase production rates. Several operators in Johnson County in the Barnett Shale have drilled horizontal wells that have initial production rates in the 2.1 to 5 mmcf/d range. The Barnett Shale play continues to expand outward from its core Newark East field and currently produces in excess 2 bcf/d. Another new shale gas play in the U.S. is the Fayetteville Shale near Conway County, Arkansas.

With several companies in the early stages of delineating other shale natural gas plays and continued production growth from existing plays, we believe that shale gas production in North America will continue to grow for years to come. Due to the long-life nature of shale gas plays, the substantial advances in technology in recent years and today’s high commodity price environment, the economics of shale gas have never been better.

Our Operations

During fiscal 2008, we had exploration operations in three areas:

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Maritimes Basin of Eastern Canada - we drilled 2 test wells (1.4 net) during fiscal 2008 and we have 516,000 gross acres (361,200 net) of contiguous oil and gas leaseholds. During fiscal 2009, we have entered into a joint venture partnership with Zodiac Exploration Corporation to join us in a summer/fall drilling and completion program which we are targeting to drill up to six wells for a gross cost of approximately $35 million;

•
Fayetteville Shale of the Arkoma Basin - we drilled one well (0.5 net) during fiscal 2008, which is awaiting completion and we have 20,874 gross acres (10,437 net) of oil and gas leaseholds. We hope to conclude the sale of this acreage before the start of the summer drilling program in the Maritimes Basin; and

•	US Rocky Mountains - we drilled one well (0.25 net) during fiscal 2008 that was non-productive. During fiscal 2009, we have no planned exploration activity in this area.

During fiscal 2008, we had two producing wells in the Alberta Deep Basin, Canada, and six producing wells in the Barnett Shale of Texas, U.S.

We refer you to “Properties” of this prospectus for a more detailed discussion our properties and their operations.

Competitors

In the Maritimes Basin of Eastern Canada there are several specialized competitors who have been pursuing their respective strategies for a number of years. These companies include Contact Exploration Inc., Stealth Ventures Ltd. and Corridor Resources Inc. These companies have gained technical expertise in the area as they have continued to advance their respective exploration programs.

In the Fayetteville Shale area located in the Arkoma Basin in Arkansas, we compete with several large and well known public and private companies such as Southwestern Energy Corporation, Chesapeake Energy Resources, and Hallwood Petroleum. This is one of a half dozen new emerging shale gas areas and is attracting a great deal of industry interest. Competition for equipment, personnel and services is expected to be similar to the Barnett Shale area.

In the Barnett Shale area located in the Greater Fort Worth Basin of Texas, we compete with a number of larger well known oil and gas exploration companies such as Burlington Resources, Devon Energy, EOG Resources, Encana, Murphy Oil and Quicksilver Resources. Each of these companies has significant financial resources as well as specialized engineering expertise in the area which makes them formidable competitors. Due to the area’s significant potential upside, the Barnett Shale has recently attracted a great deal of interest from numerous other companies and it is expected that the competition for land, personnel and equipment will become more intense over the months and years ahead.

In the Deep Basin area of Western Canada, we have several competitors and many potential competitors, including public and private oil and gas exploration companies in North America as well as companies from China and Europe. Some of the larger and well capitalized companies that are actively exploring and producing from the Deep Basin area include BP Canada Energy Company, Devon Canada Corporation, and Talisman Energy Inc. Each of these companies has significant existing cash flow, capital budgets and in-house expertise to continue seeking additional oil and gas reserves in the Deep Basin.

In the Rocky Mountain region of the United States, we compete with a combination of larger exploration companies and focused regional players. Some of the key competitors in this area include Encana, EOG Resources, Anadarko Petroleum and Ultra Petroleum. These companies all share key attributes that have led to their collective success in the area. These attributes include significant financial resources and excellent technical staff who specialize in the complexities associated with extracting natural gas from these formations.

Governmental Regulations

Our business is affected by numerous laws and regulations, including energy, environmental, conservation, tax and other laws and regulations relating to the oil and gas industry. We plan to develop internal procedures and policies to ensure that our operations are conducted in full and substantial environmental regulatory compliance.

Failure to comply with any laws and regulations may result in the assessment of administrative, civil and/or criminal penalties, the imposition of injunctive relief or both. Moreover, changes in any of these laws and regulations could have a material adverse effect on business. In view of the many uncertainties with respect to current and future laws and regulations, including their applicability to us, we cannot predict the overall effect of such laws and regulations on our future operations.

We believe that our operations comply in all material respects with applicable laws and regulations and that the existence and enforcement of such laws and regulations have no more restrictive an effect on our operations than on other similar companies in the energy industry. Our future expenditures to comply with environmental requirements have been estimated in the consolidated financial statements, under the caption of asset retirement obligation.

Canada

The oil and natural gas industry in Canada is subject to extensive controls and regulations imposed by various levels of government. Such regulation includes requiring permits for the drilling of wells; maintaining bonding requirements in order to drill or operate wells; implementing spill prevention plans; limiting the venting or flaring of gas; submitting notification and receiving permits relating to the presence, use and release of certain materials incidental to oil and gas operations; regulating the location and spacing of wells, the method of drilling and casing wells, the use, transportation, storage and disposal of fluids and materials used in connection with drilling and production activities, surface usage and the restoration of properties upon which wells have been drilled, the plugging and abandoning of wells and the transporting of production. The effect of these regulations is to limit the amounts of oil and gas we may be able to produce from our wells and to limit the number of wells or the locations at which we may be able to drill. We do not expect that any of these controls or regulations will affect our operations in a manner materially different than they would affect other oil and gas industry participants of similar size.

In addition to federal regulation, each province has legislation and regulations which govern land tenure, royalties, production rates, environmental protection and other matters. The royalty regime is a significant factor in the profitability of oil and natural gas production. Royalties payable on production from lands other than government lands are determined by negotiations between the mineral owner and the lessee. Royalties on government land are determined by government regulation and are generally calculated as a percentage of the value of gross production, and the rate of royalties payable generally depends upon prescribed reference prices, well productivity, geographical location, field discovery date and the type or quality of the petroleum product produced.

In Nova Scotia and New Brunswick, the royalty reserved to the Crown in respect of natural gas production is 10%. In Alberta, the royalty reserved to the Crown in respect of natural gas production, subject to various incentives, is between 5% and 30%, in the case of new natural gas, and between 15% and 35%, in the case of old natural gas, depending upon a prescribed or corporate average reference price. Natural gas produced from qualifying exploratory natural gas wells spudded or deepened after July 31, 1985 and before June 1, 1988 is eligible for a royalty exemption for a period of 12 months, up to a prescribed maximum amount. Natural gas produced from qualifying intervals in eligible gas wells spudded or deepened to a depth below 2,500 meters is also subject to a royalty exemption, the amount of which depends on the depth of the wells. In mid 2007, the Alberta Crown announced proposed royalty changes that would increase royalties, with the new royalty for natural gas production proposed to be between 5% and 50%. Theses changes are not expected to have a significant impact on our current operational plans or reserves.

The North American Free Trade Agreement among the governments of Canada, the United States and Mexico became effective on January 1, 1994. NAFTA carries forward most of the material energy terms that are contained in the Canada-U.S. Free Trade Agreement. Subject to the General Agreement on Tariffs and Trade, Canada continues to remain free to determine whether exports of energy resources to the United States or Mexico will be allowed, so long as any export restrictions do not:

•
reduce the proportion of energy resources exported relative to total supply (based upon the proportion prevailing in the most recent 36 month period or another representative period agreed upon by the parties);

•	impose an export price higher than the domestic price (subject to an exception that applies to some measures that only restrict the value of exports); or
•	disrupt normal channels of supply.

All three countries are prohibited from imposing minimum or maximum export or import price requirements, with some limited exceptions.

United States

Our operations are or will be subject to various types of regulation at the federal, state and local levels. Such regulation includes requiring permits for the drilling of wells; maintaining bonding requirements in order to drill or operate wells; implementing spill prevention plans; submitting notification and receiving permits relating to the presence, use and release of certain materials incidental to oil and gas operations; and regulating the location of wells, the method of drilling and casing wells, the use, transportation, storage and disposal of fluids and materials used in connection with drilling and production activities, surface usage and the restoration of properties upon which wells have been drilled, the plugging and abandoning of wells and the transporting of production. Our operations are or will be also subject to various conservation matters, including the regulation of the size of drilling and spacing units or proration units, the number of wells which may be drilled in a unit, and the unitization or pooling of oil and gas properties. In this regard, some states allow the forced pooling or integration of tracts to facilitate exploration while other states rely on voluntary pooling of lands and leases, which may make it more difficult to develop oil and gas properties. In addition, state conservation laws establish maximum rates of production from oil and gas wells, generally limit the venting or flaring of gas, and impose certain requirements regarding the ratable purchase of production. The effect of these regulations is to limit the amounts of oil and gas we may be able to produce from our wells and to limit the number of wells or the locations at which we may be able to drill.

Environmental

Canada

The oil and natural gas industry is governed by environmental regulation under Canadian federal and provincial laws, rules and regulations, which restrict and prohibit the release or emission and regulate the storage and transportation of various substances produced or utilized in association with oil and natural gas industry operations. In addition, applicable environmental laws require that well and facility sites be abandoned and reclaimed, to the satisfaction of provincial authorities, in order to remediate these sites to near natural conditions. Also, environmental laws may impose upon “responsible persons” remediation obligations on property designated as a contaminated site. Responsible persons include persons responsible for the substance causing the contamination, persons who caused the release of the substance and any present or past owner, tenant or other person in possession of the site. Compliance with such legislation can require significant expenditures. A breach of environmental laws may result in the imposition of fines and penalties and suspension of production, in addition to the costs of abandonment and reclamation.

In Nova Scotia, Environmental laws are consolidated in the Nova Scotia Environment Act. Under this Act, environmental standards and requirements applicable to compliance, cleanup and reporting are contained and administered by the Department of Environment.

In Alberta, all applicable environmental laws are consolidated in the Alberta Environmental Protection and Enhancement Act. Under this Act, environmental standards and requirements applicable to compliance, cleanup and reporting have been made more strict. Also, the range of enforcement actions available and the severity of penalties have been significantly increased. These changes will have an incremental increase in the cost of conducting oil and natural gas operations in Alberta.

In 1994, the United Nations' Framework Convention on Climate Change came into force and three years later led to the Kyoto Protocol which requires, upon ratification, nations to reduce their emissions of carbon dioxide and other greenhouse gases. In December 2002, the Canadian federal government ratified the Kyoto Protocol. If certain conditions are met and the Kyoto Protocol enters into force internationally, Canada will be required to reduce its greenhouse gas (GHG) emissions. Currently the upstream crude oil and natural gas sector is in discussions with various provincial and federal levels of government regarding the development of greenhouse gas regulations for the industry. It is premature to predict what impact these potential regulations could have on us but it is possible that we would face increases in operating costs in order to comply with a GHG emissions target.

United States

Operations on properties in which we have an interest are subject to extensive federal, state and local environmental laws that regulate the discharge or disposal of materials or substances into the environment and otherwise are intended to protect the environment. Numerous governmental agencies issue rules and regulations to implement and enforce such laws, which are often difficult and costly to comply with and which carry substantial administrative, civil and criminal penalties and in some cases injunctive relief for failure to comply.

Some laws, rules and regulations relating to the protection of the environment may, in certain circumstances, impose “strict liability” for environmental contamination. These laws render a person or company liable for environmental and natural resource damages, cleanup costs and, in the case of oil spills in certain states, consequential damages without regard to negligence or fault. Other laws, rules and regulations may require the rate of oil and gas production to be below the economically optimal rate or may even prohibit exploration or production activities in environmentally sensitive areas. In addition, state laws often require some form of remedial action, such as closure of inactive pits and plugging of abandoned wells, to prevent pollution from former or suspended operations.

Legislation has been proposed in the past and continues to be evaluated in Congress from time to time that would reclassify certain oil and gas exploration and production wastes as “hazardous wastes.” This reclassification would make these wastes subject to much more stringent storage, treatment, disposal and clean-up requirements, which could have a significant adverse impact on operating costs. Initiatives to further regulate the disposal of oil and gas wastes are also proposed in certain states from time to time and may include initiatives at the county, municipal and local government levels. These various initiatives could have a similar adverse impact on operating costs.

The regulatory burden of environmental laws and regulations increases our cost and risk of doing business and consequently affects our profitability. The federal Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, also known as the “Superfund” law, imposes liability, without regard to fault, on certain classes of persons with respect to the release of a “hazardous substance” into the environment. These persons include the current or prior owner or operator of the disposal site or sites where the release occurred and companies that transported, disposed or arranged for the transport or disposal of the hazardous substances found at the site. Persons who are or were responsible for releases of hazardous substances under CERCLA may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources, and it is not uncommon for the federal or state government to pursue such claims.

It is also not uncommon for neighboring landowners and other third parties to file claims for personal injury or property or natural resource damages allegedly caused by the hazardous substances released into the environment. Under CERCLA, certain oil and gas materials and products are, by definition, excluded from the term “hazardous substances.” At least two federal courts have held that certain wastes associated with the production of crude oil may be classified as hazardous substances under CERCLA. Similarly, under the federal Resource, Conservation and Recovery Act, or RCRA, which governs the generation, treatment, storage and disposal of “solid wastes” and “hazardous wastes,” certain oil and gas materials and wastes are exempt from the definition of “hazardous wastes.” This exemption continues to be subject to judicial interpretation and increasingly stringent state interpretation. During the normal course of operations on properties in which we have an interest, exempt and non-exempt wastes, including hazardous wastes, that are subject to RCRA and comparable state statutes and implementing regulations are generated or have been generated in the past. The federal Environmental Protection Agency and various state agencies continue to promulgate regulations that limit the disposal and permitting options for certain hazardous and non-hazardous wastes.

We have established guidelines and management systems to ensure compliance with environmental laws, rules and regulations. The existence of these controls cannot, however, guarantee total compliance with environmental laws, rules and regulations. We believe that the operator of the properties in which we have an interest is in substantial compliance with applicable laws, rules and regulations relating to the control of air emissions at all facilities on those properties. Although we maintain insurance against some, but not all, of the risks described above, including insuring the costs of clean-up operations, public liability and physical damage, there is no assurance that our insurance will be adequate to cover all such costs, that the insurance will continue to be available in the future or that the insurance will be available at premium levels that justify our purchase. The occurrence of a significant event not fully insured or indemnified against could have a material adverse effect on our financial condition and operations. Compliance with environmental requirements, including financial assurance requirements and the costs associated with the cleanup of any spill, could have a material adverse effect on our capital expenditures, earnings or competitive position. We do believe, however, that our operators are in substantial compliance with current applicable environmental laws and regulations. Nevertheless, changes in environmental laws have the potential to adversely affect operations. At this time, we have no plans to make any material capital expenditures for environmental control facilities.

Employees

As of June 25, 2008, we had eight full time employees, including our CEO, President, Chief Financial Officer, Chief Operating Officer, Vice President Exploration, land manager, operations manager and accounting manager and we had two part time employees, including our office manager and accounting clerk. We consider our relations with our employees to be good.

DESCRIPTION OF PROPERTIES

We maintain our principal office at 1250, 521 – 3rd Ave SW, Calgary, Alberta, Canada T2P 3T3. Our telephone number at that office is (403) 262-4471 and our facsimile number is (403) 262-4472. Our current office space consists of approximately 5,192 square feet. The lease runs until April 30, 2013 at a cost of $17,307 Cdn (approximately $17,307 US) per month for the first three years and $18,172 Cdn (approximately $18,172 US) per month for the remaining three years. We must also pay our share of building operating costs and taxes.

Maritimes Basin – Eastern Canadian Shale Gas Project

During fiscal 2007 and in early fiscal 2008, a multi-disciplined geoscience team screened prospective basins in Eastern Canada. The screening process included an assessment of the geologic history for a given area, estimates of pressure and temperature profiles and a determination of the ability to fracture stimulate a prospective shale package. As a direct result of implementing this strategy, we executed two farm-in agreements with a Canadian company to pursue two shale gas opportunities in the Maritimes Basin in March and May of 2007.

Beech Hill Block

The first farm-in agreement was entered into in March 2007 and covers approximately 68,000 gross acres in the Moncton Sub-Basin of the Maritimes Basin located in the province of New Brunswick, Canada. We are entitled to earn a 70% working interest in the block subsequent to the acquisition and evaluation of a minimum $250,000 seismic program no later than June 27, 2008 and then electing no later than December 31, 2008 to drill a test well. We have commenced the seismic program and are currently assessing if the exploration well will proceed. The Block is covered by leases and licenses to search for oil and natural gas with the New Brunswick government which expire from February 2009 to June 2011. Production royalties on this Block are 10% government and 4.5% third party. Our partner may elect to convert its 30% working interest to a 5% gross overriding royalty after the test well is drilled.

Windsor Block

The second farm-in agreement was entered into in May 2007 and covers approximately 516,000 gross acres in the Windsor Sub-Basin of the Maritimes Basin located in the province of Nova Scotia, Canada. During fiscal 2008, we earned a 70% working interest in the block by drilling and completing a test well. Our partner has until July 8, 2008 to elect to convert its 30% working interest to a 5% gross overriding royalty. During fiscal 2008 and the first quarter of fiscal 2009, we spent approximately $16.1 million on our Windsor Block exploration program, consisting of drilling and completing two wells, a 2D and 3D seismic program and geological studies. Both of the test wells, the seismic and geological studies have provided us with sufficient valuable technical information to conclude that this is a significant shale gas resource project. The Windsor Block is covered by an exploration agreement with the Nova Scotia government which expires on September 15, 2008. During fiscal 2009, we plan to work with the Nova Scotia government to transition the exploration agreement into a production agreement. We submitted the production agreement in late June 2008; therefore, the Nova Scotia government will have until late November 2008 to review and approve the agreement. If the agreement is not approved, our right to explore for and develop oil and gas on this block would be forfeited.

In late June 2008 we partnered with Zodiac Exploration Corporation to join us in our summer/fall drilling and completion program which we are targeting to drill up to six wells for a gross cost of approximately $35 million. The joint venture provides for an initial commitment by Zodiac Exploration to pay 50% of drilling costs, up to $7.5 million, to earn a 12.5% working interest in the entire Windsor Block. Within 30 days of fulfilling this expenditure commitment, Zodiac Exploration has the option to commit another $7.5 million for an additional 12.5% working interest. Based upon Zodiac Exploration spending the entire $15 million, we would remain with a 45% working interest and would continue as operator, and Zodiac Exploration would have earned a 25% working interest in the Windsor Block.

Nabors rig #4, which has a depth rating of 3,600 meters (12,000 feet), has been contracted by us for the balance of 2008. The first well is expected to spud in late July and is a 3,000 meter (10,000 feet) vertical test that targets the deeper and considerably thicker shale package, in an undrilled fault block north of our first two vertical test wells. All licensing and regulatory approvals have been received for this drilling location and the lease is now being prepared. Subsequent wells are expected to test the gas content and productivity of the Horton Bluff shales in various locations across the Windsor Block, and also to evaluate potential overlying conventional oil and gas reservoirs. At least one horizontal well is expected to be drilled.

Summary of the two wells we drilled and completed in the Windsor Basin in fiscal 2008:

The first well, Kennetcook #1, reached a total depth of 4,390 feet and was rig released on September 15, 2007 after running casing to total depth. Kennetcook #1 is located 25 miles west of the community of Truro, Nova Scotia. This well was extensively cored over an interval of 1,254 feet. Based upon the preliminary log analysis and lab work, the primary zone of interest is approximately 350 feet thick and the secondary zone of interest is approximately 260 feet thick. Advanced well log data was acquired on this well and the data was integrated with the special core measurements performed by service companies with extensive unconventional shale gas expertise.

The second well, Kennetcook #2, reached a total depth of 6,350 feet and was rig released on October 13, 2007 after running casing to total depth. Kennetcook #2 is located approximately two miles north-west of Kennetcook #1 and was cored over an interval of 392 feet. Similar logging programs to Kennetcook #1 were performed and the integration with shale gas laboratory measurements was performed. Based upon preliminary log analysis, the primary shale zone in Kennetcook #2 is approximately 500 feet thick. Both Kennetcook #1 and Kennetcook #2 are vertical test wells designed to provide us with technical information to assess the Horton Bluff shale potential in the Windsor Basin.

We concluded that a comprehensive hydraulic fracture stimulation program was warranted to assess the Horton Bluff deliverability. As such, a stimulation program was designed in October 2007 based on favorable laboratory measurements of rock properties, gas content and fluid compatibility. The design required two frac water holding ponds to be constructed, each with the capacity to hold up to 2.5 million gallons of fluid, and the Kennetcook #1 well to be completed first with the results of this operation used to guide the completion planning for Kennetcook #2.

A large, slick water fracture stimulation program was performed in two stages on each well during the later part of November and early December 2007. The Kennetcook #1 first stage frac used 850,000 gallons of slick water with 560,000 pounds of sand proppant, and the second stage frac used 660,000 gallons of water and 386,000 pounds of sand. The Kennetcook #2 first stage frac used 641,000 gallons of slick water with 176,000 pounds of sand, and the second stage frac used 653,000 gallons of water and 366,000 pounds of sand. Stimulations of this magnitude are in line with the current stimulations in the Barnett Shale of the Fort Worth Basin and the Fayetteville Shale of the Arkoma Basin.

In early December 2007, after the initial stimulations, both of the wells were placed on flowback to recover frac fluids, with the exception of a temporary shut-in during the Christmas break. In late January 2008, we installed downhole pumps on both wells with the intent of increasing the frac fluid recovery rates. During January 2008, natural gas (predominantly methane) began bubbling out of the recovered completion frac water in Kennetcook #2. In the latter half of February 2008, a free gas column began to build in the Kennetcook #2 casing while water continued to be pumped up the tubing. Wellhead pressure increased to over 500 psi while fluid levels in the casing continued to drop. On March 4, 2008, crews opened the well to flow through a separator, and small quantities of gas were flared.

We concluded our follow up work on the Kennetcook #2 vertical test well in June 2008. This vertical test well flowed up to 60 thousand cubic feet of gas per day. Following the installation of an electric submersible pump in May 2008, all frac water and a small amount of formation water were recovered from the well. The formation water appeared to be limited in volume and we believe the water source has been substantially depleted and does not appear to significantly impede gas flow. We completed a pressure buildup test to further enhance our understanding of reservoir properties and frac effectiveness. No material new information was expected to be gathered from this test.

During March 2008, Kennetcook #1 continued to show production of dissolved gas, however free gas production had not yet been observed as of the latter half of March. Accordingly, after 90 days of testing operations this well was shut-in. Kennetcook #1 may prove useful in future drilling programs (micro seismic well monitor, fluid disposal, etc). It is important to note that Kennetcook #1 and Kennetcook #2 were specifically drilled as "test" wells to obtain scientific and geological data on which to base our future drilling strategies. Management believes that these two wells were successful based on their initial objectives and the amount of quality technical data derived.

Summary of the 2D and 3D seismic program in the Windsor Basin in fiscal 2008:

An aggressive seismic program was acquired during October 2007: the 25 square mile 3-D program covers our initial target area over the Kennetcook wells and the 30 mile 2-D program extends to another favorable area of the land block. Shot hole drilling for both the 3-D and the 2-D programs has been completed and all the data was recorded. The processing phase of the seismic program was finished in early December. Interpretation of this data was completed in March 2008. The first application of the interpreted 3-D seismic program will be to select well locations for the fiscal 2009 drilling program.

Summary of the geological studies in the Windsor Basin in fiscal 2008:

The Kennetcook #1 and Kennetcook #2 wells were drilled specifically for the purpose of providing us with the necessary technical information in order to fully assess the Upper Devonian to Lower Mississippian shale potential within the Horton Bluff formation. The Kennetcook #1 and Kennetcook #2 wells were selectively completed and fracture-stimulated in organic rich shale zones.

Extensive coring was undertaken while drilling the two Kennetcook wells including 1,254 feet of core from Kennetcook #1 and 392 feet of core from Kennetcook #2. More than 140 samples were submitted to multiple labs for analyses that included Leco TOC (total organic carbon content derived from the Leco Corporation carbon analyzer), RockEval (detection of type and maturity of organic matter with the Rock Eval module), organic facies determination, maturity, gas desorption, gas composition, XRD (X-ray diffraction to characterize composition of the shale), CT scans, mechanical rock properties and fluid compatibility studies. Petrophysical interpretations were derived from the extensive log suites taken on the two wells integrated with core and sample derived data.

A comprehensive interpretation of source rock potential, thermal maturity, headspace gas composition, canister gas desorption, adsorption and composition, and physical properties of selected samples of both wells was performed by the analytical laboratories of the Weatherford Group (Humble Geochemical, OMNI Laboratories, and TICORA Geosciences) and Global Geoenergy Research Ltd.

Average TOC from all shale samples was 10%. Organic matter type was determined by organic facies analysis as Type II/III to Type III. Maturity of the shales in the zones of interest as measured by the vitrinite reflectance ranged from 1.53% to 2.07%, placing the shale's maturity within the peak window for natural gas generation.

X-ray diffraction data (XRD) indicates that the shales in the Horton Bluff contain an average of 52% quartz and carbonate with 42% clays. Clay type has been identified as a predominately kaolinite-illite mixture with more minor amounts of chlorite and mixed layer clays.

Summary of gas marketing

We are well positioned with the Windsor and Beech Hill Blocks located near the Maritimes & Northeast Pipeline (M&NP). The M&NP was built in 1999 to transport natural gas from offshore developments in Nova Scotia to Maine, New Hampshire and Massachusetts where it connects with the Algonquin Gas Transmission’s hub line and the North American pipeline grid at Dracut.

The pipeline is 670 miles in length, with 340 miles in the US and 330 miles in Canada. The capacity is 420 mmcfe/d in the US and 530 mmcfe/d in Canada without compression. The M&NP is owned by Spectra Energy Transmission (77.53%), Emera Inc. (12.92%) and ExxonMobil Corporation (9.55%).

Arkoma Basin Arkansas - Fayetteville Shale Program (non-core project)

Based upon escalating land prices in this basin and due to the lack of progress in accelerating the exploration program, we decided in late March 2008 to sell our 10,400 non-operated net acres. We are planning to sell this acreage in the most effective manner by assessing new industry activity and overall direct acreage sales. The sale of this acreage is expected to be concluded this summer.

States of Colorado, Montana and Wyoming - Rocky Mountain Program (non-core project)

The project areas for the Rocky Mountain Program are geographically located in northwestern Colorado, southwestern Wyoming, and northern Montana. To date, we have drilled two of the three projects. Although the initial test wells in Colorado and Wyoming were not successful in the primary targets, opportunity exists based on area operators pursuing additional exploration programs. The third prospect in this project, located in Northern Montana, has not yet been drilled. Given the priority of our shale gas projects, we are not actively pursuing this project at this time.

Greater Fort Worth Basin Texas - Barnett Shale Program (non-core project)

In fiscal 2009, there is no exploration activity planned on this project. We currently have six low working interest shale gas wells pipeline connected (5.75%-15% working interest), of which four are currently producing. The operator of two of the six wells has commenced voluntary bankruptcy proceedings. We continue to receive monthly statements detailing our share of production revenue and related production royalties and operating expenses. We have advised the trustee to sell our interest in the two wells in an auction of the operator’s assets that is to be concluded this summer.

Alberta Deep Basin - Western Canadian Conventional Program (non-core project)

In fiscal 2009, there is no exploration activity planned on this project. We are producing from two wells. The first well located in the Kakwa Area where we have an 18% interest before payout (12% after payout). The second well is located in the Wapiti Area and we have an approximate 35% working interest.

Information with regard to oil and gas producing activities follows:

Net Reserves of Crude Oil and Natural Gas Liquids and Natural Gas at Year-End 2008

The following table summarizes our January 31, 2008 reserves estimates and future discounted cash flow at 10%, plus our 12 month production for the year ended January 31, 2008 for these wells.

	Alberta Deep Basin, Canada	Texas Barnett Shale, U.S.A	Total
Estimated Proved Developed Producing Reserves:
Total Working Interest Reserves (MMcfe)	164	10	173
Total Company Net Reserves (MMcfe)	114	7	121
Discounted Cash Flow-10%	$329,979	$16,711	$346,690

Fiscal 2008 Working Interest Production (MMcfe)	55	65	120
MMcfe – Millions cubic feet equivalent

We refer you to Note 6 in the audited consolidated financial statements appearing elsewhere in this prospectus for a more detailed discussion of our proved natural gas and oil reserves as well as our standardized measure of discounted future cash flows related to our proved natural gas and oil reserves.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

MANAGEMENT

Names:	Ages	Titles:	Board of Directors
Mark G. Gustafson	48	President, Chief Executive Officer, Secretary; Chief Executive Officer – Elmworth Energy Corporation;	Director
Ron W. Hietala	55	President – Elmworth Energy Corporation; President – Triangle USA Petroleum Corporation	Director
Shaun Toker	29	Chief Financial Officer; Chief Financial Officer – Elmworth Energy Corporation; Chief Financial Officer – Triangle USA Petroleum Corporation
J. Howard Anderson	50	Chief Operating Officer and Vice-President Engineering, Elmworth Energy Corporation, Chief Operating Officer and Vice-President Engineering – Triangle USA Petroleum Corporation
Stephen A. Holditch (1)	61		Director
David L. Bradshaw (1)	53		Director
Randal Matkaluk (1)	50		Director
____________________
(1) Independent Director, Member of Audit Committee, Member of Compensation Committee, Member of Nominating - Corporate Governance Committee

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Currently there are five seats on our board of directors.

Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

Mark Gustafson has been our Chief Executive Officer since May 16, 2005, a Director since May 2005 and Secretary since August 2007. From September 2004 until January 2006, Mr. Gustafson had been the President and CEO of Torrent Energy Corporation, and between September 2004 and October 2006, Mr. Gustafson had been the Chairman and a director of Torrent, an Oregon based coalbed methane exploration and development company. Between April 1999 and August 2004, Mr. Gustafson was President of MGG Consulting, a private consulting firm. While at MGG Consulting, Mr. Gustafson provided consulting services to investment banks, oil and gas companies, and was a consultant Chief Financial Officer to several private companies. From August 1997 until March 1999, Mr. Gustafson was the President, Chief Executive Officer and a Director of Total Energy Services Ltd., a Calgary-based oilfield rental and gas compression company. Mr. Gustafson received his Chartered Accountant designation with Price Waterhouse in 1983 and received a bachelor’s degree in business administration from Wilfrid Laurier University in 1981.

Ron W. Hietala has been a director of our Company since June 2005. On June 28, 2005, Mr. Hietala was appointed President and Director of Elmworth Energy Corporation, our wholly owned Alberta-based subsidiary and on October 27, 2005 he was appointed President and Director of Triangle USA Petroleum Corporation, our wholly owned Colorado-based subsidiary. Elmworth Energy Corporation is the operating company that will carry out all oil and gas exploration activities for Triangle in Canada, whereas Triangle USA Petroleum will carry out all oil and gas exploration activities for Triangle in the United States. From March 2004 to June 2005, Mr. Hietala served as the President of Golden Eagle Energy Ltd., a private company focused on developing low to medium risk production in west central Alberta. Since 1995, Mr. Hietala has been the President and co-founder of Petro-Hunt Oil and Gas Ltd., a private company focused on providing business and technical evaluation expertise to non-industry operating partners. Mr. Hietala entered the oil and gas business in 1973 with Imperial Oil Limited as a petrophysicist. During the period of 1973 to 1976 Mr. Hietala was involved with Imperial’s Western Canadian exploration and development programs including the active programs of the northern Mackenzie Delta. An active role was taken to develop an understanding of the reservoir production characteristics in the large production base at Imperial Oil. In 1977, Mr. Hietala joined Canadian Hunter Exploration Limited in the capacity of petrophysicist and reservoir evaluation specialist. He held numerous senior level positions, eventually being appointed Vice President and Director of Canadian Hunter Exploration Limited. He was a team contributor to the multitude of discoveries made by Canadian Hunter in Alberta, British Columbia and Saskatchewan.

Shaun Toker has been our Chief Financial Officer since August 2007. Mr. Toker is also the Chief Financial Officer for Elmworth Energy Corporation and Triangle USA Petroleum Corporation, our wholly-owned subsidiaries. Between April 2004 and August 2007, Mr. Toker was the financial controller for Trans-Globe Energy, an American Stock Exchange and Toronto Stock Exchange listed company. Between September 2001 and April 2004, Mr. Toker was a senior accountant with KPMG LLP, in Calgary, Canada. Mr. Toker received his Bachelor’s degree in commerce from the University of Alberta in 2001 and is a Chartered Accountant (Canada).

J. Howard Anderson has been our Chief Operating Officer and Vice-President Engineering since February 1, 2008. Mr. Anderson is also the Chief Operating Officer and Vice-President Engineering for Elmworth Energy Corporation and Triangle USA Petroleum Corporation, our wholly-owned subsidiaries. Between July 2005 and January 2008, Mr. Anderson has been the Vice-President Engineering for Rockyview Energy Inc., an oil production company. Between June 2004 and June 2005, Mr. Anderson was the Manager, Central Business Unit for APF Energy Inc., an oil production company. Between April 2002 and April 2004, Mr. Anderson was the Vice-President Engineering & Development for Pioneer Natural Resources Canada Inc., a subsidiary of Pioneer Natural Resources, a NYSE oil production company. Between 1987 and 2002, Mr. Anderson worked for Canadian Hunter Exploration Ltd., starting as a district engineer and progressing to Manager, Northern Exploration & Development. Between 1979 and 1987, Mr. Anderson worked for Imperial Oil/Esso Resources Canada Ltd. as a Senior Reserve/Operations Engineer. Mr. Anderson received a Bachelor of Science in Engineering Physics (Mechanical/Nuclear) from Queen's University at Kingston in 1979.

Stephen A. Holditch has been a director of Triangle Petroleum Corporation since February 2006. Since January 2004, Mr. Holditch has been the Head of the Department of Petroleum Engineering at Texas A&M University. Since 1976 through the present, Mr. Holditch has been a faculty member at Texas A&M University, as an Assistant Professor, Associate Professor, Professor and Professor Emeritus. Since its founding in 1977 until 1997, when it was acquired by Schlumberger Technology Corporation, Mr. Holditch was the Founder and President of S.A. Holditch & Associates, Inc., a petroleum technology consulting firm providing analysis of low permeability gas reservoirs and designing hydraulic fracture treatments. Mr. Holditch previously worked for Shell Oil Company and Pan American Petroleum Corporation. Mr. Holditch is a registered professional engineer in Texas, has received numerous honors, awards and recognitions and has authored or co-authored over 100 publications on the oil and gas industry. Mr. Holditch received his B.S., M.S. and Ph.D. in Petroleum Engineering from Texas A&M University in 1969, 1970 and 1976, respectively.

David L. Bradshaw has been a director of Triangle Petroleum Corporation since August 2007. Mr. Bradshaw is currently the owner of Waterton Resources, LLC, an oil and gas exploration investment company. Between April and October 2006, Mr. Bradshaw was a director of Trident Resources Corp. Between January 1986 and October 2005, Mr. Bradshaw held several positions at Tipperary Corporation, a publicly listed company, including Director (January 1990 - October 2005), Chief Financial Officer (1990 - 1996), Chief Operating Officer (1993-1996) and Chief Executive Officer and Chairman of the Board (1996 - October 2005). Mr. Bradshaw has also worked for Price Waterhouse & Co. and Arthur Andersen & Co. Mr. Bradshaw has been a Certified Public Accountant since 1978. Mr. Bradshaw received his Bachelors Degree in Accounting in 1976 and his Masters of Business Administration in 1977, both from Texas A&M University.

Randal Matkaluk has been a director of Triangle Petroleum Corporation since August 2007. Since March 2006, Mr. Matkaluk has been an independent businessman. Between January 2003 and February 2006, Mr. Matkaluk was the co-founder and Chief Financial Officer of Relentless Energy Corporation, an oil and gas exploration company. Between June 2001 and December 2002, Mr. Matkaluk was the Chief Financial Officer of Antrim Energy Inc., a Toronto Stock Exchange listed company. Mr. Matkaluk has also worked for Gopher Oil and Gas Company and Cube Energy Corp. Mr. Matkaluk has been a Chartered Accountant since 1983. Mr. Matkaluk received his Bachelors Degree in Commerce in 1980 from the University of Calgary.

The following is a summary of the committees on which our directors serve.

Compensation Committee

Our Compensation Committee currently consists of Messrs. David L. Bradshaw, Randal Matkaluk and Stephen Holditch, with Mr. Matkaluk elected as Chairman of the Committee. Our Board of Directors has determined that all of the members are “independent.” Our Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee.

Our Compensation Committee has responsibility for assisting the Board of Directors in, among other things, evaluating and making recommendations regarding the compensation of our executive officers and directors, assuring that the executive officers are compensated effectively in a manner consistent with our stated compensation strategy, periodically evaluating the terms and administration of our incentive plans and benefit programs and monitoring of compliance with the legal prohibition on loans to our directors and executive officers.

Corporate Governance/Nominating Committee

Our Corporate Governance/Nominating Committee currently consists of Messrs. David L. Bradshaw, Randal Matkaluk and Stephen Holditch, with Mr. Holditch elected as Chairman of the Committee. The Board of Directors has determined that all of the members are “independent.”

Our Corporate Governance/Nominating Committee has responsibility for assisting the Board in, among other things, effecting the organization, membership and function of the Board and its committees. The Corporate Governance/Nominating Committee shall identify and evaluate the qualifications of all candidates for nomination for election as directors.

Audit Committee

Report of the Audit Committee

The Audit Committee of the Board of Directors of the Company is currently comprised of three directors, Messrs. David L. Bradshaw, Randal Matkaluk and Stephen Holditch, all of whom satisfy the requirements to serve as Independent Directors, as those requirements have been defined by The Securities and Exchange Commission and NASDAQ. The Board of Directors has determined that Mr. Bradshaw, who is a Certified Public Accountant, licensed in Texas, and having over 25 years of financial experience, qualifies as an "audit committee financial expert." Mr. Bradshaw is independent of management based on the independence requirements set forth in the FINRA’s definition of "independent director."

The Audit Committee has furnished the following report:

The Audit Committee is appointed by the Company’s Board of Directors to assist the Board in overseeing (1) the quality and integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s independent auditor and (4) the Company’s compliance with legal and regulatory requirements. The authority and responsibilities of the Audit Committee are set forth in a written Audit Committee Charter adopted by the Board. The Charter grants to The Audit Committee, sole responsibility for the appointment, compensation and evaluation of the Company’s independent auditor for the Company, as well as establishing the terms of such engagements. The Audit Committee has the authority to retain the services of independent legal, accounting or other advisors as the Audit Committee deems necessary, with appropriate funding available from the Company, as determined by the Audit Committee, for such services. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval.

The Audit Committee is responsible for overseeing the Company’s overall financial reporting process. In fulfilling its oversight responsibilities for the financial statements for the Company’s fiscal year ended January 31, 2008, the Audit Committee:

•	Reviewed and discussed the annual audit process and the audited financial statements for the fiscal year ended January 31, 2008 with management and KPMG LLP, the Company’s independent auditor;
•	Discussed with management, and KPMG LLP the adequacy of the system of internal controls;
•	Discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 114 relating to the conduct of the audit; and
•	Received a letter from KPMG LLP regarding its independence as required by Independence Standards Board Standard No. 1 and discussed with KPMG LLP its independence.

The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate. In addition, the Audit Committee’s meetings included executive sessions with the Company’s independent auditors and the Company’s accounting and reporting staff, in each case without the presence of the Company’s management.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. Also, in its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditor, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to accounting principles generally accepted in the United States of America.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and KPMG LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended January 31, 2008 for filing with the SEC.

Audit Committee
David L. Bradshaw, Chairman
Randal Matkaluk
Stephen A. Holditch

Audit Committee Pre-Approval Policy

Pursuant to the terms of the Company’s Audit Committee Charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent auditor. The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent auditor in order to assure that the provisions of such services does not impair the auditor’s independence. The Audit Committee has delegated interim pre-approval authority to the Chairman of the Audit Committee. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. With respect to each proposed pre-approved service, the independent auditor must provide detailed back-up documentation to the Audit Committee regarding the specific service to be provided pursuant to a given pre-approval of the Audit Committee. Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Company’s Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. All of the services described in Item 14 Principal Accountant Fees and Services were approved by the Audit Committee.

Code of Ethics

We have adopted a Code of Ethics that are designed to deter wrongdoing and to promote honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications. The Code of Ethics promotes compliance with applicable governmental laws, rules and regulations.

Section 16(a) Compliance

Section 16(a) of the Securities and Exchange Act of 1934 requires our directors and executive officers, and persons who own beneficially more than ten percent (10%) of our Common Stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to us pursuant to Section 16(a). Based solely on the reports we received and on written representations from reporting persons, we believe that the directors, executive officers, and greater than ten percent (10%) beneficial owners have filed all reports required under Section 16(a).

EXECUTIVE COMPENSATION

Summary Compensation Table

The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal years ending January 31, 2008 and 2007 exceeded $100,000

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($)	All Other Compensation($)	Total ($)
Mark Gustafson (a),
CEO, Principal	2008	288,000	-	606,667	-	1,083	895,750
Executive Officer	2007	153,000	-	2,080,000	-	763	2,233,763

Ron Hietala (b), President of
Elmworth Energy	2008	-	-	450,000	-	220,000	670,000
Corporation	2007	-	-	1,350,000	-	240,000	1,590,000

Aly Musani (c),
CFO, Principal	2008	78,000	-	-	121,678	3,724	203,402
Financial Officer	2007	120,000	17,500	-	243,356	6,278	387,134

Shaun Toker (d), CFO, Principal Financial Officer	2008	56,500	5,000	-	54,760	2,706	118,966

Troy Wagner (e),	2008	133,333	-	-	145,395	12,777	291,505
COO	2007	96,282	-	-	282,283	3,294	381,859

a)
Effective February 1, 2006, we agreed to pay a salary of Cdn$12,000 per month to Mr. Gustafson. On November 1, 2006, we agreed to pay a salary of Cdn$24,000 per month to Mr. Gustafson. Effective March 17, 2008, we agreed to pay a salary of Cdn$20,000 per month to Mr. Gustafson.

b)
On June 23, 2005, we entered into a management consulting agreement with RWH Management Services Ltd. (RWH Management Serves Ltd. is owned by Mr. Hietala). Under the terms of the agreement, we must pay US$20,000 per month for an initial term of two years. The agreement was extended to December 31, 2007. Effective March 17, 2008, we agreed to pay a salary of Cdn$16,667 per month to Mr. Hietala.

c)	Effective January 1, 2006, we agreed to pay a salary of Cdn$12,000 per month to Mr. Musani. Mr. Musani resigned effective August 15, 2007.
d)
Effective September 1, 2007, we agreed to pay an annual salary of Cdn$120,000 to Mr. Toker until December 31, 2007. Effective January 1, 2008, we agreed to pay an annual salary of Cdn$150,000 to Mr. Toker.

e)	Effective August 8, 2006, we agreed to pay an annual salary of Cdn$200,000 to Mr. Wagner. Mr Wagner resigned effective September 30, 2007.

Employment Agreements with Executive Officers

Mark Gustafson

Effective March 17, 2008, Elmworth Energy Corporation entered into a new employment agreement with Mark Gustafson as Chief Executive Officer, until such time as either party terminates the agreement. Pursuant to the agreement, Mr. Gustafson receives an annual salary of $240,000. In addition, Mr. Gustafson is entitled to receive an annual bonus based upon various criteria targets. Additionally, Mr. Gustafson is entitled to participate in any and all benefit plans, from time to time, in effect for executives, along with vacation, sick and holiday pay in accordance with Elmworth’s policies established and in effect from time to time. In the event that Mr. Gustafson’s employment is terminated by Elmworth without cause (as defined in the agreement), Mr. Gustafson is entitled to a severance payment of three months salary, plus an additional month of salary for every completed year of employment with Elmworth, subject to a maximum severance payment of 12 months salary.

Ron Hietala

Effective March 17, 2008, Elmworth entered into a new employment agreement with Ron Hietala as President, until such time as either party terminates the agreement. Pursuant to the agreement, Mr. Hietala receives an annual salary of $200,000. In addition, Mr. Hietala is entitled to receive an annual bonus based upon various criteria targets. Additionally, Mr. Hietala is entitled to participate in any and all benefit plans, from time to time, in effect for executives, along with vacation, sick and holiday pay in accordance with Elmworth’s policies established and in effect from time to time. In the event that Mr. Hietala’s employment is terminated by Elmworth without cause (as defined in the agreement), Mr. Hietala is entitled to a severance payment of three months salary, plus an additional month of salary for every completed year of employment with Elmworth, subject to a maximum severance payment of 12 months salary. In addition, pursuant to the employment agreement, Mr. Hietala will serve as President of Triangle USA Petroleum Corporation

Shaun Toker

Effective January 31, 2008, Elmworth entered into a new employment agreement with Shaun Toker as Chief Financial Officer, until such time as either party terminates the agreement. Pursuant to the agreement, Mr. Toker receives an annual salary of $150,000 and up to an additional $25,000 for filing the quarterly and annual reports of the Company within agreed upon time frames. In addition, Mr. Toker is entitled to receive an annual bonus based upon various criteria targets. Additionally, Mr. Toker is entitled to participate in any and all benefit plans, from time to time, in effect for executives, along with vacation, sick and holiday pay in accordance with Elmworth’s policies established and in effect from time to time. In the event that Mr. Toker’s employment is terminated by Elmworth without cause (as defined in the agreement), Mr. Toker is entitled to a severance payment of three months salary, plus an additional month of salary for every completed year of employment with Elmworth, subject to a maximum severance payment of 12 months salary.

J. Howard Anderson

Effective February 1, 2008, Elmworth entered into an employment agreement with Mr. Anderson as Chief Operating Officer, until such time as either party terminates the agreement. Pursuant to the agreement, Mr. Anderson receives an annual salary of $180,000. Further, Mr. Anderson received options to purchase 300,000 shares of common stock, exercisable at $2.00 per share, with 20% vesting on February 1, 2008 and every six months thereafter. In addition, Mr. Anderson is entitled to receive an annual bonus based upon various criteria targets. Additionally, Mr. Anderson is entitled to participate in any and all benefit plans, from time to time, in effect for executives, along with vacation, sick and holiday pay in accordance with Elmworth’s policies established and in effect from time to time. In the event that Mr. Anderson’s employment is terminated by Elmworth without cause (as defined in the agreement), Mr. Anderson is entitled to a severance payment of three months salary, plus an additional month of salary for every completed year of employment with Elmworth, subject to a maximum severance payment of 12 months salary.

Option/SAR Grants in Last Fiscal Year

Name and Position	Number of Units

Randal Matkaluk - Director	200,000
David L. Bradshaw - Director	200,000
Stephen Holditch - Director	100,000
Shaun Toker - Chief Financial Officer	250,000

Executives as a Group	250,000

Non-Executive Directors as a Group	500,000

Outstanding Equity Awards at Fiscal Year-End Table.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Shaun Toker	50,000	200,000	0	$2.00	August 16, 2012	0	0	0	0
Steven Holditch	200,000	0	0	$3.23	August 5, 2010	0	0	0	0
	160,000	40,000	0	$4.55	February 21, 2011	0	0	0	0
	20,000	80,000	0	$2.00	August 16, 2012	0	0	0	0
David L. Bradshaw	40,000	160,000	0	$2.00	August 1, 2012	0	0	0	0
Randal Matkaluk	40,000	160,000	0	$2.00	August 1, 2012	0	0	0	0

Director Compensation

Our directors are elected by the vote of a majority in interest of the holders of our voting stock and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to the action.

Directors received compensation for their services for the fiscal year ended January 31, 2008 as set forth below:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
John D. Carlson	$10,000	$0	$0	$0	$0	$0	$10,000
Stephen A. Holditch	$25,000	$0	$700,357	$0	$0	$0	$725,357
David L. Bradshaw	$15,000	$0	$57,371	$0	$0	$0	$72,371
Randal Matkaluk	$15,000	$0	$57,371	$0	$0	$0	$72,371

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the last two fiscal years, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common or preferred stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of June 25, 2008.

•	By each person who is known by us to beneficially own more than 5% of our common stock;
•	By each of our officers and directors; and
•	By all of our officers and directors as a group.

NAME AND ADDRESS OF OWNER	TITLE OF CLASS	NUMBER OF SHARES OWNED (1)		PERCENTAGE OF CLASS PRIOR TO OFFERING (2)	PERCENTAGE OF CLASS AFTER OFFERING (3)

Mark Gustafson	Common Stock	2,812,500	(4)	4.17%	3.67%
Suite 1250, 521-3rd Avenue SW
Calgary, Alberta T2P 3T3 Canada

Ron W. Hietala	Common Stock	2,000,000		2.97%	2.61%
Suite 1250, 521-3rd Avenue SW
Calgary, Alberta T2P 3T3 Canada

Stephen A. Holditch	Common Stock	485,600	(5)	*	*
Suite 1250, 521-3rd Avenue SW
Calgary, Alberta T2P 3T3 Canada

Shaun Toker	Common Stock	100,000	(6)	*	*
Suite 1250, 521-3rd Avenue SW
Calgary, Alberta T2P 3T3 Canada

David L. Bradshaw	Common Stock	110,000	(7)	*	*
Suite 1250, 521-3rd Avenue SW
Calgary, Alberta T2P 3T3 Canada

Randal Matkaluk	Common Stock	80,000	(6)	*	*
Suite 1250, 521-3rd Avenue SW
Calgary, Alberta T2P 3T3 Canada

Howard Anderson	Common Stock	337,000	(8)	*	*
Suite 1250, 521-3rd Avenue SW
Calgary, Alberta T2P 3T3 Canada

All Officers and Directors	Common Stock	5,925,100	(9)	8.67%	7.65%
As a Group (7 persons)

Palo Alto Investors, LLC (10)	Common Stock	6,944,500	(10)	10.30%	9.07%
470 University Avenue
Palo Alto, California 94301

Resolute Performance Fund (11)	Common Stock	9,300,000	(11)	13.79%	12.15%
3030 Yonge Street, Suite 5000
Box 73 Toronto, Ontario M4N 3N1

Sprott Asset Management Inc. (12)	Common Stock	10,725,000	(12)	15.11%	13.38%
Royal Bank Plaza, South Tower
200 Bay Street, Suite 2700
Toronto, Ontario M5J 2J1

Luxor Capital Group, LP (13)	Common Stock	8,163,200	(13)	11.81%	10.43%
767 Fifth Avenue, 19th Floor
New York, New York 10153

Chilton Global Natural Resources Partners, LP (14)	Common Stock	4,285,500	(14)	6.22%	5.50%
1266 East Main Street, 7th Floor
Stanford, Connecticut 06902

* Less than 1%.

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of June 25, 2008 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Based upon 67,426,043 shares issued and outstanding on June 25, 2008.

(3) Percentage based upon 76,554,795 shares of common stock outstanding after the offering, assuming all shares registered are sold.

(4) Includes 54,000 shares of common stock underlying warrants.

(5) Includes 7,000 shares of common stock underlying warrants and 440,000 shares of common stock underlying options that are currently exercisable or exercisable within 60 days.

(6) Represents shares of common stock underlying options that are currently exercisable or exercisable within 60 days.

(7) Includes 10,000 shares of common stock underlying warrants and 80,000 shares of common stock underlying options that are currently exercisable or exercisable within 60 days.

(8) Includes 54,000 shares of common stock underlying warrants and 60,000 shares of common stock underlying options that are currently exercisable or exercisable within 60 days.

(9) Includes 125,000 shares of common stock underlying warrants and 760,000 shares of common stock underlying options that are currently exercisable or exercisable within 60 days.

(10) As reported pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2008. Palo Alto Investors, LLC is a registered investment adviser and general partner of Micro Cap Partners, L.P., Palo Alto Global Energy Master Fund, L.P., Palo Alto Global Energy Fund, L.P., Palo Alto Small Cap Master Fund, L.P. and Palo Alto Small Cap Fund, L.P., who in the aggregate, beneficially own 6,944,500 shares of our common stock. Palo Alto Investors is a registered investment adviser and general partner of Micro Cap, Global Energy Master, Global Energy, Small Cap Master and Small Cap, and is the investment adviser to other investment funds. Palo Alto Investors is the manager of Palo Alto Investors, LLC. Mr. William Leland Edwards is the controlling shareholder and President of Palo Alto Investors. Palo Alto Investors, LLC's clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the stock. Global Energy holds shares of the stock indirectly as a limited partner of Global Energy Master and Small Cap holds shares of the stock indirectly as a limited partner of Small Cap Master. Each of Mr. Edwards, PAI and Palo Alto Investors disclaims beneficial ownership of the common stock except to the extent of that person's pecuniary interest therein and each disclaims that it is, the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, of any of the common stock.

(11) As reported pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on January 30, 2008. Resolute Performance Fund is an open-ended investment trust established under the laws of Ontario, Canada. Resolute Funds Limited is the Trustee and Manager of the Fund. Units of the Fund are sold on a prospectus-exempt basis in selected provinces of Canada to investors in amounts of CDN $150,000 or more. Resolute Funds Limited is registered with the Ontario Securities Commission as an Investment Counsel and Portfolio Manager.

(12) As reported pursuant to a Schedule 13G filed with the Securities and Exchange Commission on June 10, 2008. Includes 3,575,000 shares of common stock issuable upon exercise of warrants. Kirstin McTaggart, the Chief Compliance Officer of Sprott Asset Management has voting and dispositive power over the shares held by Sprott Asset Management. Ms. McTaggart disclaims beneficial ownership of the common stock.

(13) As reported pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on June 9, 2008. Luxor Capital Group, LP is the investment manager of Luxor Capital Partners, LP, LCG Select, LLC, Luxor Spectrum, LLC, Luxor Capital Partners Offshore, Ltd., LCG Select Offshore, Ltd. and Luxor Spectrum Offshore, Ltd., who in the aggregate, beneficially own 8,163,200 shares of our common stock, which includes 1,719,369 shares of common stock issuable upon exercise of warrants. Luxor Management, LLC is the general partner of Luxor Capital Group. Mr. Christian Leone is the managing member of Luxor Management. LCG Holdings, LLC is the general partner of Luxor Capital Partners, LP and the managing member of LCG Select, LLC and Luxor Spectrum, LLC. Mr. Leone is the managing member of LCG Holdings. Each of Mr. Leone, LCG Holdings, Luxor Management and Luxor Capital Group disclaims beneficial ownership of the common stock except to the extent of that person's pecuniary interest therein and each disclaims that it is, the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, of any of the common stock.

(14) Includes 1,428,500 shares of common stock issuable upon exercise of warrants. Norman B. Champ III, the General Counsel of Chilton Global Natural Resources Partners, LP has voting and dispositive power over the shares held by Chilton Global Natural Resources Partners, LP. Ms. Champ disclaims beneficial ownership of the common stock.

DESCRIPTION OF SECURITIES

COMMON STOCK

We are authorized to issue up to 100,000,000 shares of common stock, par value $.00001. As of June 25, 2008, there were 67,426,043 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

The transfer agent of our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004-1123.

PREFERRED STOCK

We are not authorized to issue any shares of preferred stock.

OPTIONS

As of June 25, 2008, we have issued and outstanding 2,880,000 options to purchase shares of our common stock pursuant to our Incentive Stock Plans.

WARRANTS

In connection with a private placement closed on June 3, 2008, we issued warrants to purchase 9,128,752 shares of our common stock. The warrants are exercisable until June 3, 2010 at a purchase price of $2.25 per share.

CONVERTIBLE SECURITIES

December 28, 2005 Convertible Debenture And Warrants Financing

To obtain funding for our ongoing operations, we entered into Securities Purchase Agreements with two accredited investors on December 28, 2005 for the sale of (i) $10,000,000 in convertible debentures and (ii) warrants to purchase 1,250,000 shares of our common stock. The two accredited investors, Bank Sal. Oppenheim Jr. & Cie., (Schweiz) AG and Centrum Bank each subscribed for 50% of the total offering.

We filed a prospectus related to the resale of the common stock underlying these convertible debentures and warrants. The investors provided us with an aggregate of $10,000,000 as follows:

•	$5,000,000 was disbursed on December 28, 2005; and

•	$5,000,000 was disbursed on January 23, 2006.

Pursuant to the Securities Purchase Agreements, we issued to each investor 625,000 warrants to purchase shares of common stock on December 28, 2005 and January 23, 2006, which warrants have expired. As of June 25, 2008, $10,000,000 of the issued debentures were outstanding and none had been converted.

The convertible debentures bear interest at 7.5%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at a rate of $4.00 per share. The investors have contractually agreed to restrict their ability to convert its debentures or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

In connection with the Securities Purchase Agreement dated December 28, 2005, we granted the investors registration rights. Pursuant to the registration rights agreement, if we do not have the registration statement declared effective on or before May 27, 2006, we are obligated to pay liquidated damages in the amount of 1.0% for each 30-day period or pro rata for any portion thereof following the date by which such registration statement should have been filed for which no registration statement is filed or should have been declared effective. The registration statement was declared effective on May 17, 2006.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

Each selling stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTCBB or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and sale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the sale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date that all shares offered by this prospectus have been sold by the selling stockholders or (ii) June 3, 2010. The shares being offered in this prospectus will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the sale shares being offered in this prospectus may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares being offered in this prospectus may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

 Penny Stock

The Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

SELLING STOCKHOLDERS

The following table sets forth the common stock ownership of the selling stockholders as of June 25, 2008. Other than as set forth in the following table, the selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

	Beneficial Ownership Prior to this Offering (1)			Beneficial Ownership After this Offering (1) (2)
Selling Stockholder	Number of Shares	Percent of Class	Shares That May be Offered and Sold Hereby	Number of Shares	Percent of Class
Canaccord Capital Corporation ITF 2035718 Ontario Inc. acct 447-323F-1 (3)	150,000	*	50,000	100,000	*
Insiders Trend Fund LP (4)	178,570	*	35,714	142,856	*
RBC Dexia Investor Services Trust in trust for account 110-455-130 (5)	211,050	*	70,350	140,700	*
RBC Dexia Investor Services Trust in trust for account 111-440-001 (5)	159,300	*	53,100	106,200	*
RBC Dexia Investor Services Trust in trust for account 110-455-158 (5)	1,665,000	2.45%	555,000	1,110,000	1.45%
RBC Dexia Investor Services Trust in trust for account 110-455-029 (5)	3,962,700	5.76%	1,320,900	2,641,800	3.45%
Cormark Securities Inc. (5)	3,762,600	5.48%	1,254,200	2,508,400	3.28%
RBC Dexia Investor Services Trust in trust for account 110-455-161 (5)	676,500	1.00%	225,500	451,000	*
Scotia Capital Inc. in trust for account 403 00692 (5)	166,950	*	55,650	111,300	*
RBC Dexia Investor Services Trust in trust for account 086-220-001 (5)	25,500	*	8,500	17,000	*
DB for 106-07240 John Templeton Foundation Sprott Asset Management, Inc. (5)	95,400	*	31,800	63,600	*
Roy M. Korins	89,110	*	17,822	71,288	*
Sylvia Potter Family LTD Partnership (6)	53,571	*	17,857	35,714	*
Northern Valley Partners, LLC (6)	53,571	*	17,857	35,714	*
David L. Bradshaw (12)	110,000	*	10,000	100,000	*
Mark Gustafson (12)	2,812,500	4.17%	54,000	2,758,500	3.60%
Luxor Capital Partners, LP (7)	2,099,593	3.09%	419,919	1,679,674	2.19%
Luxor Spectrum Offshore, Ltd. (7)	127,700	*	25,540	102,160	*
Luxor Spectrum, LLC (7)	3,650	*	730	2,920	*
LCG Select Offshore, Ltd. (7)	2,632,845	3.87%	526,569	2,106,276	2.75%
LCG Select, LLC (7)	571,320	*	114,264	457,056	*
Luxor Capital Partners Offshore, Ltd. (7)	3,161,735	4.65%	632,347	2,529,388	3.30%
Atlas Master Fund Limited (8)	333,158	*	66,632	266,526	*
NBCN Inc. ITF a/c #26AA50U (9)	46,659	*	15,553	31,106	*
BMO Nesbitt Burns Inc. ITF a/c #402-20522-21 (9)	146,135	*	48,712	97,423	*
Jayvee & Co ITF a/c #YCEF1162002 (9)	1,547,792	2.28%	515,931	1,031,861	1.35%
NBCN Inc. ITF a/c #26AA06U (9)	1,484,415	2.19%	494,805	989,610	1.29%
J. Howard Anderson (12)	337,000	*	54,000	283,000	*
Chilton Global Natural Resources Partners, LP c/o Chilton Investment Company, LLC General Partner (10)	4,285,500	6.22%	1,428,500	2,857,000	3.73%
Stephen A. Holditch (12)	485,600	*	7,000	478,600	*
BMO Nesbitt Burns Inc. A/C Ref: 402-20185-29 (North Pole Capital Master Fund)	3,000,000	4.38%	1,000,000	2,000,000	2.61%

* Less than 1%.

(1)	Percentage calculated on the basis of 67,426,043 shares of common stock outstanding on June 25, 2008.

(2)
Assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholders are under no obligations known to us to sell any shares of common stock at this time.

(3)	Richard Kung has voting and dispositive power over the shares held by this entity.

(4)	Anthony Marchese has voting and dispositive power over the shares held by this entity.

(5)	Kirstin McTaggart, the Chief Compliance Officer of Sprott Asset Management has voting and dispositive power over the shares held by this entity.

(6)	Michael Potter has voting and dispositive power over the shares held by this entity.

(7)
Luxor Capital Group, LP is the investment manager of Luxor Capital Partners, LP, LCG Select, LLC, Luxor Spectrum, LLC, Luxor Capital Partners Offshore, Ltd., LCG Select Offshore, Ltd. and Luxor Spectrum Offshore, Ltd. Luxor Management, LLC is the general partner of Luxor Capital Group. Mr. Christian Leone is the managing member of Luxor Management. LCG Holdings, LLC is the general partner of Luxor Capital Partners, LP and the managing member of LCG Select, LLC and Luxor Spectrum, LLC. Mr. Leone is the managing member of LCG Holdings.

(8)	Scott Schroeder has voting and dispositive power over the shares held by this entity.

(9)	David Conway of Front Street Investment Management Inc. has voting and dispositive power over the shares held by this entity.

(10)	Norman B. Champ III, the General Counsel of Chilton Global Natural Resources Partners, LP has voting and dispositive power over the shares held by this entity.

(11)	Robyn Schultz, the Vice-President of Polar Securities Inc., which is the investment advisor for North Pole Capital Master Fund, has voting and dispositive power over the shares held by this entity.

(12)
Mr. Gustafson is our President, Chief Executive Officer and serves on our board of directors. Mr. Anderson is our Chief Operating Officer. Messrs. Bradshaw and Holditch currently serve on our board of directors.

June 2008 Private Placement

On June 3, 2008, we sold an aggregate of 18,257,500 units to 31 accredited investors for aggregate proceeds of $25,560,500. Each unit consists of one share of our common stock and one-half of a warrant, each whole warrant entitling the holder to purchase one share of our common stock exercisable at a price of $2.25 for a period of two years. Pursuant to the terms of sale, we agreed to cause a resale registration statement covering the shares of common stock underlying the warrants to be declared effective no later than 150 days after the closing. If we fail to comply with the registration statement effective date requirement, we will be required to pay the investors a fee equal to 1% of the aggregate amount invested by the purchasers per each 30 day period of delay, not to exceed 5%. In addition, we agreed to have our common stock listed for trading on the Toronto Stock Exchange (which includes the TSX Venture Exchange) no later than December 31, 2008. If we fail to comply with the Toronto Stock Exchange (which includes the TSX Venture Exchange) listing requirement, we will be required to pay the investors a fee equal to 2% of the aggregate amount invested by the purchasers per each 30 day period of delay, not to exceed 10%. We paid the placement agent of the offering a cash fee of 7.0% of the gross proceeds of the offering.

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

On March 11, 2008, we dismissed Manning Elliott LLP as our independent registered public accounting firm. The decision to change accountants was made by the Audit Committee of our Board of Directors and was made to consolidate our accounting and outside accounting functions in Calgary, Alberta.

On March 11, 2008, we engaged KPMG LLP as our independent registered public accounting firm. The decision to engage KPMG was made by our Audit Committee.

During the two fiscal years ended January 31, 2006 and 2007, and through March 11, 2008, (i) there were no disagreements between us and Manning Elliott on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Manning Elliott would have caused Manning Elliott to make reference to the matter in its reports on our financial statements, and (ii) except for (a) Manning Elliott’s report on our January 31, 2007 financial statements dated April 2, 2007 (except for Note 19, as to which the date is February 29, 2008), which included an explanatory paragraph wherein Manning Elliott expressed substantial doubt about our ability to continue as a going concern and (b) Manning Elliott’s report on our January 31, 2006 financial statements dated April 10, 2006 (except for Note 16, as to which the date is February 29, 2008), which included an explanatory paragraph wherein Manning Elliott expressed substantial doubt about our ability to continue as a going concern, Manning Elliott’s reports on our financial statements did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to audit scope or accounting principles. During the two fiscal years ended January 31, 2006 and 2007 and through March 11, 2008, there were no reportable events as that term is described in Item 304(a)(1)(iv) of Regulation S-K.

During the two fiscal years ended January 31, 2006 and 2007 and through March 11, 2008, we did not consult with KPMG regarding either:

1.
The application of accounting principles to any specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that KPMG concluded was an important factor we considered in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is described in Item 304(a)(1)(iv) of Regulation S-K.

EXPERTS

KPMG LLP, independent registered public accounting firm, has audited, as set forth in their report thereon appearing elsewhere herein, our consolidated financial statements at January 31, 2008 and for the year then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm’s opinion based on their expertise in accounting and auditing.

Manning Elliott LLP, Chartered Accountants, independent registered public accounting firm, has audited, as set forth in their report thereon appearing elsewhere herein, our consolidated financial statements at January 31, 2007 and for the year then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm’s opinion based on their expertise in accounting and auditing.

The information included in this prospectus regarding estimated quantities of proved reserves, the future net revenues from those reserves and their present value is based, in part, on our estimates of the proved reserves and present values of proved reserves as of January 31, 2008 prepared by Ryder Scott Company Canada, independent petroleum engineers. These estimates are included in this prospectus in reliance upon the authority of Ryder Scott as experts in these matters.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Triangle Petroleum Corporation, filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

TRIANGLE PETROLEUM CORPORATION

INDEX TO FINANCIAL STATEMENTS

For the Years Ended January 31, 2008 and 2007
Reports of Independent Registered Public Accounting Firms	F-1 to F-2
Consolidated Balance Sheets	F-3
Consolidated Statements of Operations	F-4
Consolidated Statements of Cash Flows	F-5
Consolidated Statements of Stockholders’ Equity	F-6
Notes to Consolidated Financial Statements	F-7 to F-23
For the Three Months Ended April 30, 2008 and 2007
Consolidated Balance Sheets (unaudited)	F-24
Consolidated Statements of Operations (unaudited)	F-25
Consolidated Statements of Stockholders’ Equity (unaudited)	F-26
Consolidated Statements of Cash Flows (unaudited)	F-27
Notes to Unaudited Consolidated Financial Statements	F-28 to F-32

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Triangle Petroleum Corporation

We have audited the accompanying consolidated balance sheet of Triangle Petroleum Corporation as of January 31, 2008, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of January 31, 2008, and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 1. The consolidated financial statements and financial statement schedules do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG LLP

Calgary, Canada
April 24, 2008, except as to note 15 which is as of June 27, 2008

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
of Triangle Petroleum Corporation

We have audited the accompanying consolidated balance sheet of Triangle Petroleum Corporation as of January 31, 2007 and the related consolidated statements of operations, cash flows and stockholders’ deficit for the year ended January 31, 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Triangle Petroleum Corporation as of January 31, 2007 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles used in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has not generated significant revenue and has incurred significant losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

April 2, 2007

Triangle Petroleum Corporation
Consolidated Balance Sheets
(Expressed in U.S. dollars)

	January 31, 2008 $	January 31, 2007 $

ASSETS

Current Assets

Cash and cash equivalents	4,581,589	5,798,982
Prepaid expenses (Note 3)	797,307	2,519,009
Other receivables	1,689,391	344,342

Total Current Assets	7,068,287	8,662,333

Debt Issue Costs, net	465,833	916,353

Property and Equipment (Note 4)	66,121	67,091

Oil and Gas Properties (Note 5)	24,978,949	21,101,495

Total Assets	32,579,190	30,747,272

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities

Accounts payable	3,533,833	4,199,961
Accrued interest on convertible debentures	2,751,096	2,095,989
Accrued liabilities (Note 7)	420,384	466,112
Derivative liabilities (Note 10)	3,262,846	15,992,857
Convertible debentures, current portion, less unamortized discount of $1,321,869 and $515,626, respectively (Note 9)	4,778,271	2,234,374

Total Current Liabilities	14,746,430	24,989,293

Asset Retirement Obligations (Note 8)	1,003,353	90,913

Convertible Debentures, less unamortized discount of $3,229,279 and $12,478,642, respectively (Note 9)	6,770,721	10,771,358

Total Liabilities	22,520,504	35,851,564

Going Concern (Note 1)
Commitments (Note 13)
Subsequent Events (Note 15)

Stockholders’ Deficit

Common Stock (Note 11) Authorized: 100,000,000 shares, par value $0.00001 Issued: 46,794,530 shares (2007 – 22,475,866 shares)	468	225

Additional Paid-In Capital (Note 11)	57,852,277	13,088,795

Deficit	(47,794,059)	(18,193,312)

Total Stockholders’ Equity (Deficit)	10,058,686	(5,104,292)

Total Liabilities and Stockholders’Equity (Deficit)	32,579,190	30,747,272

The accompanying notes are an integral part of these consolidated financial statements

Triangle Petroleum Corporation
Consolidated Statements of Operations
(Expressed in U.S. dollars)

	Year Ended January 31,	Year Ended January 31,
	2008	2007
	$	$

Revenue, net of royalties	586,804	54,342

Operating Expenses

Oil and gas production	304,537	–
Depletion, depreciation and accretion	441,881	36,229
Depreciation – property and equipment	40,429	26,627
General and administrative	5,800,116	8,215,270
Foreign exchange (gain) loss	317,656	(34,578)
Impairment loss on oil and gas properties	19,598,916	1,281,499

Total Operating Expenses	26,503,535	9,525,047

Loss from Operations	(25,916,731)	(9,470,705)

Other Income (Expense)

Accretion of discounts on convertible debentures	(8,525,621)	(10,149,984)
Amortization of debt issue costs	(450,521)	(411,805)
Interest expense	(1,283,165)	(1,707,732)
Interest income	622,497	497,285
Unrealized gain on fair value of derivatives	5,952,794	16,960,972

Total Other Income (Expense)	(3,684,016)	5,188,736

Net Loss for the Year	(29,600,747)	(4,281,969)

Net Loss Per Share – Basic and Diluted	(0.80)	(0.21)

Weighted Average Number of Shares Outstanding – Basic and Diluted	37,192,000	20,582,000

The accompanying notes are an integral part of these consolidated financial statements

Triangle Petroleum Corporation
Consolidated Statements of Cash Flows
(Expressed in U.S. dollars)

	Year Ended January 31,	Year Ended January 31,
	2008	2007
	$	$
Operating Activities
Net loss	(29,600,747)	(4,281,969)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

Accretion of discounts on convertible debentures	8,525,621	10,149,984
Amortization of debt issue costs	450,521	411,805
Depletion, depreciation and accretion	441,881	36,229
Depreciation – property and equipment	40,429	26,627
Impairment loss on oil and gas properties	19,598,916	1,281,499
Stock-based compensation	2,696,143	5,825,356
Unrealized gain on fair value of derivatives	(5,952,794)	(16,960,972)

Changes in operating assets and liabilities

Prepaid expenses	(103,837)	(2,201,259)
Other receivables	(1,139,216)	(255,737)
Accounts payable	88,049	3,672,904
Accrued interest on convertible debentures	655,107	1,707,731
Accrued liabilities	53,669	(262,243)

Cash Used in Operating Activities	(4,246,258)	(850,045)

Investing Activities
Purchase of property and equipment	(39,458)	(24,453)
Oil and gas property expenditures	(23,223,585)	(15,295,942)
Oil and gas property divestitures	983,902	–

Cash Used in Investing Activities	(22,279,141)	(15,320,395)

Financing Activities
Proceeds from issuance of common stock	26,824,000	–
Common stock issuance costs	(1,515,994)	–
Proceeds from issuance of convertible debentures	–	5,000,000
Debt issue costs	–	(425,000)

Cash Provided by Financing Activities	25,308,006	4,575,000

Decrease in Cash and Cash Equivalents	(1,217,393)	(11,595,440)

Cash and Cash Equivalents – Beginning of Year	5,798,982	17,394,422

Cash and Cash Equivalents – End of Year	4,581,589	5,798,982

Cash	1,334,635	353,981
Cash equivalents	3,246,954	5,445,001

Non-cash Investing and Financing Activities

Common stock issued for conversion of debentures and warrants	16,851,576	4,100,000

Supplemental Disclosures:

Interest paid	628,058	–

The accompanying notes are an integral part of these consolidated financial statements

Triangle Petroleum Corporation
Statement of Stockholders’ Equity (Deficit)
Period from January 31, 2006 to January 31, 2008
(Expressed in U.S. dollars)

			Additional
	Common Stock		Paid-in	Deferred
	Shares	Amount	Capital	Compensation	Deficit	Total
	#	$	$	$	$	$

Balance – January 31, 2006	19,182,530	192	7,650,141	(4,486,667)	(13,911,343)	(10,747,677)

Issuance of common stock on conversion of convertible debenture at a weighted average price of $1.245 per share	3,293,336	33	4,099,967	–	–	4,100,000

Amortization of deferred compensation	–	–	–	3,430,000	–	3,430,000

Elimination of deferred compensation pursuant to FAS 123R	–	–	(1,056,667)	1,056,667	–	–

Stock based compensation	–	–	2,395,354	–	–	2,395,354

Net loss for the year	–	–	–	–	(4,281,969)	(4,281,969)

Balance – January 31, 2007	22,475,866	225	13,088,795	–	(18,193,312)	(5,104,292)

Issuance of common stock on conversion of convertible debentures at a weighted average price of $1.268 per share	7,806,664	78	9,899,782	–	–	9,899,860

Fair value of conversion features of convertible debentures converted	–	–	3,372,110	–	–	3,372,110

Issuance of common stock for cash pursuant to private placement at $2.00 per share in February 2007	10,412,000	104	20,823,896	–	–	20,824,000

Share issuance costs	–	–	(1,515,994)	–	–	(1,515,994)

Issuance of common stock for cash on exercise of warrants at $1.00 per share in November 2007	6,000,000	60	5,999,940	–	–	6,000,000

Fair value of warrants exercised in November 2007	–	–	3,405,107	–	–	3,405,107

Issuance of common stock for investor relation services	100,000	1	173,499	–	–	173,500

Change in fair value of conversion feature on modification	–	–	82,500	–	–	82,500

Stock based compensation	–	–	2,522,642	–	–	2,522,642

Net loss for the year	–	–	–	–	(29,600,747)	(29,600,747)

Balance – January 31, 2008	46,794,530	468	57,852,277	–	(47,794,059)	10,058,686

The accompanying notes are an integral part of these consolidated financial statements

Triangle Petroleum Corporation
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)

The Company was incorporated in the State of Nevada on December 11, 2003 under the name Peloton Resources Inc. On May 10, 2005, the Company changed its name to Triangle Petroleum Corporation. During the fiscal year ended January 31, 2006, the Company changed its principal business to that of acquisition, exploration and development of oil and gas resource properties. In the prior year, the Company was accounted for as an exploration stage. Starting in the fourth quarter of fiscal 2008, the Company was no longer accounted for as an exploration stage entity.

1. Going Concern

The Company is primarily engaged in the acquisition, exploration and development of oil and gas resource properties. The Company has working capital of $362,974 as at January 31, 2008, excluding derivative liabilities and the current portion of convertible debentures.

The Company will have to raise additional funds through equity or debt offerings, dispositions of assets or other means to finance the repayment of the convertible debentures (if the holders do not elect to convert), to finance commitments to continue to earn lands related to farm-out agreements, to fund general and administrative expenses and to complete the exploration and development phase of its programs. While the Company has been successful in raising funds in the past, there can be no assurance that it will be able to do so in the future. The continuation of the Company as a going concern is dependent upon its ability to obtain necessary additional funds to continue operations and to determine the existence, discovery and successful exploitation of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations.

Failure to obtain additional financing will result in the going concern assumption being inappropriate and adjustments would be required to the carrying values of assets and liabilities, the reported revenues and expenses, and the balance sheet classifications used.

2. Summary of Significant Accounting Policies

a) Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. These consolidated financial statements include the accounts of the Company and its two wholly-owned subsidiaries, Elmworth Energy Corporation, incorporated in the Province of Alberta, Canada, and Triangle USA Petroleum Corporation, incorporated in the State of Colorado, USA. All significant intercompany balances and transactions have been eliminated. The Company’s fiscal year-end is January 31.

The Company’s oil and gas operations are generally conducted jointly with others as such these financial statements reflect the Company’s proportionate share of these operations.

b) Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company regularly evaluates estimates and assumptions related to useful life and recoverability of long-lived assets, proved and unproven oil and gas expenditures, asset retirement obligations, stock-based compensation, the estimated fair value of derivatives and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c) Foreign Currency Translation

The Company's functional currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date and gains and losses are recorded in earnings. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Triangle Petroleum Corporation
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)

2. Summary of Significant Accounting Policies (continued)

d) Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of acquisition to be cash equivalents.

e) Property and Equipment

Property and equipment consists of computer hardware, geophysical software, furniture and equipment and leasehold improvements, and is recorded at cost. Computer hardware and geophysical software are depreciated on a straight-line basis over their estimated useful lives of three years. Furniture and equipment and leasehold improvements are depreciated on a straight-line basis over their estimated useful lives of five years

f) Long-lived Assets

The Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or significantly disposed of before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

g) Oil and Gas Properties

The Company utilizes the full-cost method of accounting for petroleum and natural gas properties. Under this method, the Company capitalizes all costs associated with acquisition, exploration and development of oil and natural gas reserves, including leasehold acquisition costs, geological and geophysical expenditures, lease rentals on undeveloped properties and costs of drilling productive and non-productive wells into the full cost pool on a country by country basis. When the Company obtains proven oil and gas reserves, capitalized costs, including estimated future costs to develop the proved reserves and estimated abandonment costs, net of salvage, will be depleted on the units-of-production method using estimates of proved reserves.

The Company applies a ceiling test to the capitalized costs in the full cost pool. The ceiling test limits such costs to the estimated present value, using a ten percent discount rate, of the future net revenue from proved reserves, based on current economic and operating conditions. Specifically, the Company computes the ceiling test so that capitalized cost, less accumulated depletion and related deferred income tax, do not exceed an amount (the ceiling) equal to the sum of: (A) the present value of estimated future net revenue computed by applying current prices of oil and gas reserves (with consideration of price changes only to the extent provided by contractual arrangements) to estimated future production of proved oil and gas reserves as of the date of the latest balance sheet presented, less estimated future expenditures (based on current cost) to be incurred in developing and producing the proved reserves computed using a discount factor of ten percent and assuming continuation of existing economic conditions; plus (B) the cost of property not being amortized; plus (C) the lower of cost or estimated fair value of unproven properties not included in the costs being amortized; less (D) income tax effects related to differences between the book and tax basis of the property.

For unproven properties, the Company excludes from capitalized costs subject to depletion, all costs directly associated with the acquisition and evaluation of the unproven property until it is determined whether or not proved reserves can be assigned to the property. Until such a determination is made, the Company assesses the property to ascertain whether impairment has occurred. In assessing impairment the Company considers factors such as historical experience and other data such as primary lease terms of the property, average holding periods of unproven property, and geographic and geologic data. The Company adds the amount of impairment assessed to the cost to be amortized subject to the ceiling test.

Triangle Petroleum Corporation
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)

2. Summary of Significant Accounting Policies (continued)

h) Asset Retirement Obligations

The Company recognizes a liability for future retirement obligations associated with the Company’s oil and gas properties. The estimated fair value of the asset retirement obligation is based on the estimated cost escalated at an inflation rate and discounted at a credit adjusted risk-free rate. This liability is capitalized as part of the cost of the related asset and amortized over its useful life. The liability accretes until the Company settles the obligation.

i) Debt Issue Costs

The Company recognizes debt issue costs on the balance sheet as deferred charges, and amortizes the balance over the term of the related debt using the effective interest rate method.

j) Revenue Recognition

The Company recognizes oil and gas revenue when production is sold at a fixed or determinable price, persuasive evidence of an arrangement exists, delivery has occurred and title has transferred, and collectibility is reasonably assured.

k) Income Taxes

The Company follows the asset and liability method for recording deferred income taxes. Under this method, deferred taxes are recognized based on temporary differences at the balance sheet date using the enacted tax rates. The Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not.

On February 1, 2007, the Company adopted the provision of the FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes” (FIN No. 48”), an interpretation of the FASB Statement No. 109, “Accounting for Income Taxes”. FIN No. 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation requires the Company recognize the impact of a tax position in the financial statements if that position is more likely than not of being sustained on audit, based on the technical merits of the position. FIN No. 48 also provides guidance on derecognition, classification, interest and penalties, and accounting in interim periods and disclosure. In accordance with the provisions of FIN No. 48, any cumulative effect resulting from the change in accounting principle is to be recorded as an adjustment to the opening deficit balance. As of January 31, 2008 and 2007, the Company did not have any amounts recorded pertaining to uncertain tax positions. The adoption of FIN No. 48 did not impact the Company’s tax provision.

The Company files federal and provincial income tax returns in Canada and federal, state and local income tax returns in the U.S., as applicable. The Company may be subject to a resassessment of federal and provincial income taxes by Canadian tax authorities for a period of three years from the date of the original notice of assessment in respect of any particular taxation year. For Canadian income tax returns, the open tax years range from 2006 to 2008. The U.S. federal statute of limitations for assessment of income tax is closed for the tax years ending on or prior to January 31, 2004. In certain circumstances, the U.S. federal statute of limitations can reach beyond the standard three year period. U.S. state statutes of limitations for income tax assessment vary from state to state. Tax authorities of Canada and U.S. have not audited any of the Company’s, or its subsidiaries’, income tax returns for the open taxation years noted above.

The Company recognizes interest and penalties related to uncertain tax positions in tax expense. During the years ended January 31, 2008, 2007 and 2006, there were no charges for interest or penalties.

l) Basic and Diluted Net Income (Loss) Per Share (“EPS”)

Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive instruments outstanding during the period including stock options and warrants, using the treasury stock method, and convertible securities, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive instruments if their effect is anti-dilutive.

Triangle Petroleum Corporation
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)

2. Summary of Significant Accounting Policies (continued)

m) Financial Instruments

The fair values of financial instruments, which include cash and cash equivalents, other receivables, accounts payable, accrued liabilities and accrued interest on convertible debentures approximate their carrying values due to the relatively short time to maturity of these instruments. The fair values of convertible debentures are estimated to approximate their carrying values adjusted for unamortized discounts.

n) Concentration of Risk

The Company does not believe that it is exposed to interest rate risk as its convertible debentures have fixed interest rates. The Company maintains its cash accounts in one commercial bank located in Calgary, Alberta, Canada. The Company's cash accounts consist of uninsured and insured business checking accounts and deposits maintained principally in U.S. dollars. Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash in excess of insured amounts. As at January 31, 2008, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities, except for derivatives embedded in the convertible debentures (note 9). To date, the Company has not incurred a loss relating to this concentration of credit risk.

o) Derivative Liabilities

The Company records derivatives at their fair values on the date that they meet the requirements of a derivative instrument and at each subsequent balance sheet date. Any change in fair value will be recorded as non-operating, non-cash income or expense at each reporting date.

p) Comprehensive Loss

As at January 31, 2008 and 2007, and for each of the years in the three year period ended January 31, 2008, the Company has no items that would be included in comprehensive loss other than the net loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

q) Stock-Based Compensation

The Company records stock based compensation based on the estimated fair values of all share-based awards made to employees, consultants and directors. All transactions in which goods or services are received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value or the equity instrument issued, whichever is the more reliable measure.

The fair value of share-based awards is estimated on the date of grant using an option-pricing model. The Company uses the Black-Scholes option-pricing model to estimate the fair value of stock-based awards. This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to the Company’s expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the consolidated statement of operations over the requisite service period.

No tax benefits were attributed to stock-based compensation expense because a full valuation allowance was maintained for all net deferred tax assets.

r) Recent Accounting Pronouncements

FASB has issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities”, which requires disclosures about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS No. 133, and how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows. SFAS No. 161 is effective on February 1, 2009 and is not anticipated to significantly effect the Company's financial statements.

In December 2007 the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements”. SFAS no. 160 requires the Company to report non-controlling interest in subsidiaries as equity in the consolidated financial statements; and all transactions between equity and non controlling interests as equity. SFAS No. 160 is effective for the Company commencing on February 1, 2009 and it will not impact the Company's current financial statements.

Triangle Petroleum Corporation
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)

2. Summary of Significant Accounting Policies (continued)

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The effective date for SFAS No. 157 as it relates to fair value measurement for non-financial assets and liabilities that are not measured at fair value on a recurring basis has been deferred to fiscal years beginning on or after December 31, 2008. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In December 2007, the FASB revised SFAS No. 141, “Business Combinations”. SFAS No. 141R requires an acquirer to be identified for all business combinations and applies the same method of accounting for business combinations – the acquisition method – to all transactions. In addition, transaction costs associated with acquisitions are required to be expensed. The revised statement is effective to business combinations in years beginning on or after December 31, 2008. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

s) Reclassifications

Certain reclassifications have been made to the prior period’s financial statements to conform to the current period’s presentation.

3. Prepaid Expenses

The components of prepaid expenses are as follows:

	January 31, 2008 $	January 31, 2007 $

Office space deposit and rent	46,571	8,342
Prepaid insurance	131,763	97,654
Prepaid joint-venture exploration costs	542,384	2,367,923
Professional and consulting services	33,833	22,917
Royalty deposit	20,157	–
Software subscriptions	22,599	22,173

Total prepaid expenses	797,307	2,519,009

Triangle Petroleum Corporation
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)

4. Property and Equipment

	Cost $	Accumulated Depreciation $	January 31, 2008 Net Carrying Value $

Computer hardware	71,712	39,250	32,462
Furniture and equipment	48,464	17,826	30,638
Geophysical software	9,691	6,670	3,021
Leasehold Improvements	7,927	7,927	–

	137,794	71,673	66,121

	Cost $	Accumulated Depreciation $	January 31, 2007 Net Carrying Value $

Computer hardware	49,421	17,515	31,906
Furniture and equipment	33,861	8,697	25,164
Geophysical software	8,971	3,885	5,086
Leasehold Improvements	6,083	1,148	4,935

	98,336	31,245	67,091

5. Oil and Gas Properties

The following table summarizes information regarding the Company's oil and gas acquisition, exploration and development activities:

	January 31,	January 31,
	2008 $	2007 $

Proved Properties:
Exploration costs	12,886,510	1,764,853
Less:
Accumulated depletion	(407,204)	(36,229)
Impairment costs	(12,065,397)	(1,098,645)
	413,909	629,979

Unproven Properties:
Acquisition costs	11,150,649	15,606,365
Exploration costs	23,247,119	6,065,718
Less:
Impairment costs	(9,832,728)	(1,200,567)
	24,565,040	20,471,516

Net Carrying Value	24,978,949	21,101,495

All of the Company’s oil and gas properties are located in the United States and Canada. The Company is currently participating in oil and gas exploration activities in Arkansas, Montana and Texas, USA, and Nova Scotia and New Brunswick, Canada.

Depletion expense – Proved Properties

Depletion expense for the year ended January 31, 2008 of $243,156 (2007 - $36,229) was recorded in the U.S. cost center and $127,819 (2007 - $nil) was recorded in the Canadian cost center. All of the Company’s unproven properties are not subject to depletion.

Triangle Petroleum Corporation
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)

5. Oil and Gas Properties (Continued)

•
In Canada, $15,463,119 of unproven property costs were excluded from costs subject to depletion which relate to Eastern Canada shale gas exploration costs mainly in the Windsor Basin of Nova Scotia. The Company anticipates that these costs will be subject to depletion in fiscal 2010, when the company anticipates having pipelines built and commissioned to market potential gas from the Windsor Basin.

•
In the U.S., $8,209,891 of unproven property costs were excluded from costs subject to depletion which relate to Fayetteville Shale gas acquisition costs. Subsequent to year-end, the Company announced that it anticipates selling its acreage position related to these costs in fiscal 2009.

•
In the U.S., $812,020 of unproven property costs were excluded from costs subject to depletion which relate to U.S. Rocky Mountain leasehold acquisition costs. The Company anticipates that these costs will be subject to depletion in fiscal 2010, when the exploration well is planned to be drilled in this area.

Impairment costs – Proved Properties

(a)	During 2008, the Company’s proved properties in Alberta exceeded their estimated realizable value which resulted in a $6,939,003 (2007 – $1,098,645) non-cash impairment loss being recognized.
(b)	During 2008, the Company’s proved properties in Texas exceeded the their estimated realizable value which resulted in a $3,082,346 non-cash impairment loss being recognized.
(c)
On July 18, 2007, the Company sold its 27% interest in 12,100 gross acres in northeast Hill County of Texas for gross proceeds of $983,902. The Company had incurred proven land and geological and geophysical costs of $1,929,305 related to this prospect which resulted in a $945,403 non-cash impairment being recognized.

The Company's proved acquisition and exploration costs were distributed in the following geographic areas:

	January 31, 2008 $	January 31, 2007 $

Alberta – Canada	324,162	–
Barnett Shale (Texas) – United States	89,747	629,979

Total proved acquisition and exploration costs	413,909	629,979

Impairment costs – Unproven Properties

(a)	During 2008, the Company’s unproven property costs in the US Rocky Mountains (Colorado and Wyoming) were considered impaired resulting in a $2,104,663 (2007 - $182,854) non-cash impairment loss.
(b)	During 2008, the Company’s unproven property costs in the Fayetteville Shale Project were considered impaired resulting in a $6,527,498 non-cash impairment loss.

The Company's unproven acquisition and exploration costs were distributed in the following geographic areas:

	January 31, 2008 $	January 31, 2007 $

Alberta	–	6,154,643
East Coast (Nova Scotia and New Brunswick)	15,463,119	654,159
Canada	15,463,119	6,808,802

Fayetteville Shale(Arkansas)	8,289,901	7,569,101
Rocky Mountains (Colorado, Montana, Wyoming)	812,020	2,187,391
Barnett Shale (Texas)	–	3,906,222
United States	9,101,921	13,662,714

Total unproven acquisition and exploration costs	24,565,040	20,471,516

Triangle Petroleum Corporation
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)

6. Natural gas and oil reserves (unaudited)

The following table summarizes the changes in the Company’s proved natural gas and oil reserves for the year ended January 31, 2008. The Company had two producing wells at the beginning of fiscal 2008 that were not assigned proved reserves.

	Gas (MMcf)			Oil and Liquids (Bbls)			Total (MMcfe)
	Canada	US	Total	Canada	US	Total	Canada	US	Total

Proved reserves, February 1, 2007	-	-	-	-	-	-	-	-	-
Extensions, discoveries and other additions	143	52	195	2,603	57	2,660	158	52	210
Production	40	45	85	757	57	814	44	45	89
Proved reserves, February 1, 2008	103	7	111	1,846	-	1,846	114	7	122
Proved developed reserves:
Beginning of year	-	-	-	-	-	-	-	-	-
End of year	103	7	111	1,846	-	1,846	-	-	122
MMcf – Millions of cubic feet    Bbls – Barrels
MMcfe – Millions of cubic feet equivalent (1 Bbls = 6 Mcfe = 0.006 MMcfe)

The “Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Natural Gas and Oil Reserves” (standardized measure) is a disclosure required by Statement of Financial Accounting Standards No. 69, “Disclosures About Oil and Gas Producing Activities” (FAS 69).  The standardized measure does not purport to present the fair market value of a company’s proved gas and oil reserves. In addition, there are uncertainties inherent in estimating quantities of proved reserves. The gas and oil reserve quantities owned by the Company were audited by the independent petroleum engineering firm of Ryder Scott, Inc.

Following is the standardized measure relating to proved gas and oil reserves at January 31, 2008:

	Canada	US	Total

Future cash inflows	$908,391	$55,070	$963,461
Future production costs	503,919	37,976	541,895
Future net cash flows	404,472	17,094	421,566
10% annual discount for estimated timing of cash flows	74,493	383	74,876
Standardized measure of discounted future net cash flows	$329,979	$16,711	$346,690

Under the standardized measure, future cash inflows were estimated by applying year-end prices, adjusted for known contractual changes, to the estimated future production of year-end proved reserves. Year-end market prices used for the standardized measures above were C$7.38 per Mcf for Canadian gas, $8.10 per Mcf for U.S. gas and $94.22 per barrel for liquids in 2008.  Future cash inflows were reduced by estimated future production and development costs based on year-end costs to determine pre-tax cash inflows. Future income taxes were computed by applying the year-end statutory rate, after consideration of permanent differences, to the excess of pre-tax cash inflows over the Company’s tax basis in the associated proved gas and oil properties. Future net cash inflows after income taxes were discounted using a 10% annual discount rate to arrive at the standardized measure.

	Year Ended January 31, 2008
	Canada	US	Total

Revenue, net of royalties	$284,931	$301,873	$586,804
Production costs	(90,613)	(213,924)	(304,537)
Depletion, depreciation and accretion	(179,142)	(262,739)	(441,881)
Impairment loss on oil and gas properties	(6,939,003)	(12,659,913)	(19,598,916)
Results of oil and gas activities	$(6,923,827)	$(12,834,703)	$(19,758,530)

Triangle Petroleum Corporation
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)

7. Accrued Liabilities

The components of accrued liabilities are as follows:

	January 31, 2008 $	January 31, 2007 $

Oil and gas capital expenditures	366,714	466,112
Oil and gas operating expenditures	53,670	–

Total accrued liabilities	420,384	466,112

8. Asset Retirement Obligations

	January 31, 2008 $	January 31, 2007 $

Balance, beginning of year	90,913	33,000
Revision of prior year estimate	70,078	–
Liabilities incurred	793,624	56,446
Accretion	48,738	1,467

Total asset retirement obligations	1,003,353	90,913

We are required to recognize an estimated liability for future costs associated with the abandonment of our oil and gas properties including without limitation the costs of reclamation of our drilling sites, storage and transmission facilities and access roads. We base our estimate of the liability on the industry experience of our management and on our current understanding of federal and state regulatory requirements. Our present value calculations require us to estimate the economic lives of our properties, assume what future inflation rates apply to external estimates and determine the credit-adjusted risk-free rate to use. The asset retirement obligation was estimated based on a discount rate of 15%, an inflation rate of 2.5%-3.3% and settlement from 1 to 24 years (mainly 14 years). The total cost estimate prior to discounting was $1,435,000.

9. Convertible Debentures

Agreement Date	June 14, 2005 (a) $	December 8, 2005 (b) $	December 28, 2005 (c) $	Total $

Balance, January 31, 2006	1,593,750	2,813,470	283,105	4,690,325

Issued	-	5,000,000	-	5,000,000
Discount	-	(2,734,579)	-	(2,734,579)
Converted	(2,350,000)	(1,750,000)	-	(4,100,000)
Accretion	2,990,625	3,825,915	3,333,446	10,149,986

Balance, January 31, 2007	2,234,375	7,154,806	3,616,551	13,005,732

Modification	-	-	(82,500)	(82,500)
Converted	(2,750,000)	(7,149,860)	-	(9,899,860)
Accretion	515,625	4,773,325	3,236,670	8,525,620

Balance, January 31, 2008	-	4,778,271	6,770,721	11,548,992

Amount classified as current	-	4,778,271	-	4,778,271

Face value at January 31, 2008	-	6,100,140	10,000,000	16,100,140

Interest rate	8%	5%	7.5%

Triangle Petroleum Corporation
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)

9. Convertible Debentures (continued)

(a) On June 14, 2005, the Company entered into a securities purchase agreement with a single accredited investor pursuant to which the investor purchased an 8% convertible debenture with a principal amount of $1,000,000, and warrants to purchase 1,000,000 shares of the Company’s common stock, exercisable at a price of $1.00 per share until June 15, 2008. On July 14, 2005, the investor purchased an additional $5,000,000 of convertible debentures, and warrants to purchase 5,000,000 shares of common stock, exercisable at a price of $1.00 per share until June 15, 2008.

The convertible debentures matured on June 10, 2007. The Company was not required to make any interest or principle payments until the maturity date. The principal and accrued interest on these convertible debentures may be converted into shares of the Company’s common stock at a rate of $1.00 per share, at the option of the holder. The investor had contractually agreed to restrict the ability to convert the convertible debentures to an amount which would not exceed the difference between the number of shares of common stock beneficially owned by the holder or issuable upon exercise of the warrant held by such holder and 4.99% of the outstanding shares of common stock of the Company.

The Company recognized the value of the conversion feature of $3,141,817 as additional paid-in capital and an equivalent discount which was expensed over the term of the convertible debentures. The Company allocated the proceeds of issuance between the convertible debt and the detachable warrants based on their relative fair values. Accordingly, the Company recognized the fair value of the detachable warrants of $2,858,183 as additional paid-in capital and an equivalent discount against the convertible debentures.

During the year ended January 31, 2006, a principal amount of $900,000 was converted into 900,000 shares of common stock. The unamortized discount on the converted debenture of $731,250 was charged to accretion expense. During the year ended January 31, 2007, a principal amount of $2,350,000 was converted into 2,350,000 shares of common stock. The unamortized discount on the converted debentures of $1,171,875 was charged to accretion expense. During the year ended January 31, 2008, a principal amount of $2,750,000 was converted into 2,750,000 shares of common stock. The unamortized discount on the converted debenture of $284,375 was charged to accretion expense. As at January 31, 2008, all of the $6,000,000 convertible debentures have been converted into common stock of the Company. On June 21, 2007, accrued interest of $628,058 was paid in cash.

On December 8, 2005, upon the issuance of the convertible debentures referred to in Note 9(b), the detachable warrants no longer met the requirements for equity classification. As such, the Company recorded the fair value of the warrants of $31,384,800 as a derivative liability. The $28,526,617 change in the fair value of the warrants from the date of issuance of $2,858,183 to December 8, 2005 of $31,384,800 was accounted for as an adjustment to stockholders’ equity. During the year ended January 31, 2008, the Company recorded a gain on the change in fair value of the derivative liability of $7,826,400 (2007 - $13,170,000) and as at January 31, 2008, the fair value of the derivative liability was $nil (January 31, 2007 - $10,451,400). As at January 31, 2008, all of these 6,000,000 warrants have been exercised and converted into common stock of the Company. In November of 2007, cash proceeds of $6,000,000 were received related to the exercise of these 6,000,000 warrants.

(b) On December 8, 2005, the Company entered into a securities purchase agreement with a single investor pursuant to which the investor purchased 5% secured convertible debentures in the aggregate principal amount of $15,000,000. The gross proceeds of this financing was received as follows:

(i)	$5,000,000 was received on December 8, 2008, being the closing date;
(ii)	$5,000,000 was received on January 17, 2006, being the second business day prior to the filing date of the registration statement; and
(iii)	$5,000,000 was received on June 1, 2006, being the fifth business day following the effective date of the registration statement.

The Company agreed to pay an 8% fee on the receipt of each installment, and a $15,000 structuring fee. The convertible debentures mature on the third anniversary of the date of issue. The Company is not required to make any payments until the maturity date. The investor may convert, at any time, any amount outstanding under the convertible debentures into shares of common stock of the Company at a conversion price per share equal to the lesser of $5.00 or 90% of the average of the three lowest daily volume weighted average prices of the common stock ten trading days immediately preceding the date of conversion.

The Company, at its option has the right, with three business days advance written notice, to redeem a portion or all amounts outstanding under these convertible debentures prior to the Maturity Date provided that the closing bid price of the common stock is less than $5.00 at the time of the redemption. In the event of redemption, the Company is obligated to pay an amount equal to the principal amount being redeemed plus a 20% redemption premium, and accrued interest.

Triangle Petroleum Corporation
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)

9. Convertible Debentures (continued)

The Company also entered into a registration rights agreement providing for the filing of a registration statement with the U.S. Securities and Exchange Commission (“SEC”) registering the common stock issuable upon conversion of the convertible debentures. The Company is obligated to ensure that the registration statement declared effective on May 26, 2006 remains in effect until all of the shares of common stock issuable upon conversion of the convertible debentures have been sold. In the event of a default of its obligations under the registration rights agreement, the Company is required pay to the investor, as liquidated damages, for each month that the registration statement is not declared effective, either a cash amount or shares of common stock equal to 2% of the liquidated value of the convertible debentures. The registration statement continues to be effective.

The investor has agreed to restrict its ability to convert the convertible debentures and receive shares of the Company’s common stock such that the number of shares of common stock held by the investor in the aggregate and its affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of the Company’s common stock. The investor can waive the provision to not exceed 4.9% of the issued and outstanding shares upon not less than 65 days prior notice to the Company. In addition, the investor is restricted from converting more than $1,500,000 in principle amount of the debenture in any thirty day period, with no more than $1,000,000 of such amount at the variable market conversion price.

In connection with the securities purchase agreement, the Company and each of its subsidiaries executed security agreementsin favor of the investor granting them a first priority security interest in all of the Company’s goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The security agreements state that if an event of default occurs under the convertible debentures or security agreements, the investor has the right to take possession of the collateral, to operate the Company’s business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy the Company’s obligations under these agreements.

The Company was required to classify the conversion feature contained within the debenture as derivative liability. As such, the Company recorded a derivative liability related to the convertible debentures equal to the estimated fair value of the conversion feature of $10,151,918 with an equivalent discount on the debentures. During the year ended January 31, 2007, a principal amount of $1,750,000 was converted into 943,336 shares of common stock. The unamortized discount on the converted debentures of $847,164 was charged to accretion expense. During the year ended January 31, 2008, a principal amount of $7,149,860 was converted into 5,056,664 shares of common stock. The unamortized discount on the converted debentures of $2,439,401 was charged to accretion expense. The carrying value of the convertible debentures at January 31, 2008 of $4,778,721 will be accreted to the face value of $6,100,140 to maturity. To January 31, 2008, accrued interest of $1,207,946 (January 31, 2007 - $693,699) has been included in accrued liabilities and $8,830,049 (2007 – $4,056,724) has been accreted increasing the carrying value of the convertible debentures to $4,778,721 (January 31, 2007 - $7,154,808) (net of conversions of $8,899,860). During the year ended January 31, 2008, the Company recorded a loss on the change in fair value of the conversion option derivative liability of $1,094,119 (January 31, 2007 – gain of $2,075,722) and as at January 31, 2008, the fair value of the conversion option derivative liability was $3,262,846 (January 31, 2007 - $5,541,457).

(c) On December 28, 2005, the Company entered into a securities purchase agreement with two accredited investors providing for the sale by the Company to the investors of 7.5% convertible debentures in the aggregate principal amount of $10,000,000, of which $5,000,000 was advanced immediately, and 1,250,000 warrants to purchase 1,250,000 shares of the Company’s common stock, exercisable at a price of $5.00 per share until December 28, 2006, of which 625,000 were issued. The second instalment of $5,000,000 and 625,000 warrants was advanced on January 18, 2006, upon the filing of a registration statement by the Company with the SEC. The warrants expired in full without exercise during the fiscal year ended January 31, 2007.

On January 29, 2008, the convertible debentures maturity date was extended from the third anniversary date from issuance (December 28, 2008 and January 23, 2009) to June 1, 2009. The Company is not required to make any payments until the maturity date. The investors may convert, at any time, any amount outstanding under the convertible debentures into shares of common stock of the Company at a conversion price per share of $4.00.

Triangle Petroleum Corporation
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)

9. Convertible Debentures (continued)

In connection with the securities purchase agreement, the Company also entered into a registration rights agreement providing for the filing of a registration statement with the SEC registering the common stock issuable upon conversion of the convertible debentures and warrants. The Company was obligated to use its best efforts to cause the registration statement to be declared effective no later than May 28, 2006 and to insure that the registration statement remains in effect until all of the shares of common stock issuable upon conversion of the convertible debentures have been sold. In the event of a default of its obligations under the registration rights agreement, including its agreement to file the registration statement with the SEC no later than February 26, 2006, or if the registration statement was not declared effective by June 30, 2006, the Company is required pay to the investors, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, a cash amount equal to 1% of the liquidated value of the convertible debentures. The Company filed a registration statement on January 18, 2006 that was declared effective May 25, 2006. The registration statement continues to be effective.

Each investor has agreed to restrict its ability to convert the convertible debentures or exercise the warrants and receive shares of the Company’s common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of the Company’s common stock.. The Company recognized the fair value of the warrants of $3,261,250 as a derivative liability and an equivalent discount on the debentures as a result of the terms of the December 5, 2005 debentures. The Company recorded the embedded beneficial conversion feature of $6,738,750 as additional paid-in capital with an equivalent discount on the debentures. The carrying value of the convertible debentures at January 31, 2008 of $6,770,721 (January 31, 2007 - $3,616,551) will be accreted to the face value of $10,000,000 to maturity. To January 31, 2008, accrued interest of $1,543,151 (January 31, 2007 – $793,150) has been included in accrued liabilities.

10. Derivative Liabilities

	Warrants			Conversion
		Weighted average exercise price	Fair Value	Feature Fair Value	Total Fair Value
	#	$	$	$	$

January 31, 2006	7,250,000	1.69	25,336,650	4,882,600	30,219,250

Conversion features issued June 1, 2006			-	2,734,579	2,734,579
Warrants expired	(1,250,000)	(5.00)	-	-	-
Change in fair value	-	-	(14,885,250)	(2,075,722)	(16,960,972)

January 31, 2007	6,000,000	1.00	10,451,400	5,541,457	15,992,857

Conversion features settled	-	-	-	(3,372,110)	(3,372,110)
Warrants exercised	(6,000,000)	(1.00)	(3,405,107)	-	(3,405,107)
Change in fair value	-	-	(7,046,293)	1,093,499	(5,952,794)

January 31, 2008	-	-	-	3,262,846	3,262,846

The Company is required to bifurcate and separately account for the embedded conversion feature contained in the December 8, 2005 convertible debenture. In addition, when detachable warrants meet certain requirements they are also required to be recorded as derivative liabilities. The conversion feature of the December 8, 2005 debenture issuance and all warrants outstanding on December 8, 2005 and subsequently issued are required to be accounted for as derivatives. The Company is required to record derivatives at their estimated fair value on each balance sheet date with changes in fair values reflected in the statement of operations.

Triangle Petroleum Corporation
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)

10. Derivative Liabilities (continued)

The Company uses the Black-Scholes valuation model to calculate the fair value of derivative liabilities. The following table shows the assumptions used in the calculation of the conversion feature in the December 8, 2008 convertible debenture.

	Volatility	Risk Free Rate	Dividend Yield	Term in Years

Weighted Average Assumptions at:
January 31, 2008	72.8%	2.11%	–	0.87
January 31, 2007	74.3%	4.94%	–	2.01

The following table shows the assumptions used in the calculation of the fair value for the warrants.

	Volatility	Risk Free Rate	Dividend Yield	Term in Years

Weighted Average Assumptions at:
January 31, 2007	74.3%	5.09%	–	1.37

11. Common Stock

	Shares	Common Stock	Additional Paid- In Capital
		$	$

January 31, 2006	19,182,530	192	3,163,474
Conversion of debentures	3,293,336	33	4,099,967
Stock based compensation (a and b)	-	-	5,827,354
January 31, 2007	22,475,866	225	13,088,795
Conversion of debentures (d)
-Face value	7,806,664	78	9,899,782
-Fair value of embedded conversion	-	-	3,372,109
Private placement (e)	10,412,000	104	20,823,896
Issuance costs (e)	-	-	(1,515,994)
Exercise of warrants (f)	6,000,000	60	9,405,047
Investor relations services (g)	100,000	1	173,499
Change in fair value of conversion feature on modification (Note 9c)			82,500
Stock-based compensation (a, b and Note 12)	-	-	2,522,643
January 31, 2008	46,794,530	468	57,852,277

(a)
On May 16, 2005, the Company issued 4,000,000 shares of common stock to the Chief Executive Officer of the Company at $0.01 per share for proceeds of $40,000. As the shares were issued for below fair value, a discount on the issuance of shares of $4,160,000 was recorded as deferred compensation. During the year ended January 31, 2006, $1,473,333 was charged to operations. During the year ended January 31, 2007, $2,080,000 was charged to operations. During the year ended January 31, 2008, $606,667 was charged to operations.

(b)
On June 2, 2005, the Company issued 2,000,000 shares of common stock to the President of the Company’s subsidiary at $0.01 per share for proceeds of $20,000. As the shares were issued for below fair value, a discount on the issuance of shares of $2,700,000 was recorded as deferred compensation. During the year ended January 31, 2006, $900,000 was charged to operations. During the year ended January 31, 2007, $1,350,000 was charged to operations. During the year ended January 31, 2008, $450,000 was charged to operations.

(c)
On June 2, 2005, the Company issued 2,000,000 shares of common stock at $0.01 per share for cash proceeds of $20,000. As the shares were issued for below fair value, a discount on the issuance of shares of $2,700,000 was recorded as deferred compensation. On July 20, 2005, the shares were returned for $20,000 and the deferred compensation amount of $2,700,000 was reversed.

Triangle Petroleum Corporation
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)

11.  Common Stock (Continued)

(d)	During the year ended January 31, 2008, the Company issued 7,806,664 shares of common stock upon the conversion of $9,899,860 of convertible notes. The date of issuance is shown on the table below

Date	Shares	Common Stock	Additional Paid- In Capital	Total
	#	$	$	$

February 20, 2007	108,923	1	249,999	250,000
March 6, 2007	900,000	9	899,991	900,000
March 7, 2007	106,696	1	249,999	250,000
April 11, 2007	129,333	1	249,999	250,000
April 30, 2007	128,939	1	249,999	250,000
May 4, 2007	748,000	7	747,993	748,000
May 11, 2007	130,494	1	249,999	250,000
May 21, 2007	265,041	3	499,997	500,000
June 15, 2007	279,002	3	499,997	500,000
June 21, 2007	1,102,000	11	1,101,989	1,102,000
June 25, 2007	138,742	1	249,999	250,000
June 28, 2007	138,566	1	249,999	250,000
September 25, 2007	591,203	6	749,994	750,000
November 13, 2007	484,872	5	499,995	500,000
November 15, 2007	419,076	4	499,996	500,000
November 21, 2007	805,996	8	999,992	1,000,000
November 26, 2007	402,998	4	499,996	500,000
November 27, 2007	926,783	9	1,149,851	1,149,860
Total	7,806,664	78	9,899,782	9,899,860

(e)
On February 26, 2007, the Company issued 10,412,000 shares of common stock pursuant to a private placement for net proceeds of $19,308,006 after issue costs of $1,515,994. Pursuant to the terms of sale, the Company agreed to cause a resale registration statement covering the common stock to be filed no later than 30 days after the closing and declared effective no later than 120 days after the closing. If the Company failed to comply with the registration statement filing or effective date requirements, it would have been required to pay the investors a fee equal to 1% of the aggregate amount invested by the purchasers per each 30 day period of delay, not to exceed 10%. On March 14, 2007, the registration statement was declared effective. In connection with the financing the Company paid the placement agents of the offering a cash fee of 6.5% of the proceeds of the offering.

(f)
During the year ended January 31, 2008, the Company issued 6,000,000 shares of common stock upon the exercise of 6,000,000 warrants for $1.00 per warrant. The Company received $6,000,000 in cash proceeds. The fair value of the warrants at the time of exercise was $9,405,047.

(g)	During the year ended January 31, 2008, the Company issued 100,000 (2007 – $nil) shares of common stock at a fair value of $173,500 (2007 – $nil) for investor relation services rendered.

12. Stock Options

Effective August 5, 2005, the Company approved the 2005 Incentive Stock Plan (the “2005 Plan”) to issue up to 2,000,000 shares of common stock. Pursuant to the 2005 Plan, stock options vest 20% upon granting and 20% every six months. As at January 31, 2008, the Company had 420,000 stock options available for granting pursuant to the 2005 Plan. The 2005 Plan allows for the granting of stock options at a price of not less than fair value of the stock and for a term not to exceed five years. The total number of options granted to any person shall not exceed 5% of the issued and outstanding common stock of the Company.

Effective August 17, 2007, the Company approved the 2007 Incentive Stock Plan (the “2007 Plan”) to issue up to 2,000,000 shares of common stock. Pursuant to the 2007 Plan, stock options vest 20% upon granting and 20% every six months. As at January 31, 2008, the Company had 1,000,000 stock options available for granting pursuant to the 2007 Plan. The 2007 Plan allows for the granting of stock options at a price of not less than fair value of the stock and for a term not to exceed five years. The total number of options granted to any person shall not exceed 5% of the issued and outstanding common stock of the Company.

Triangle Petroleum Corporation
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)

12. Stock Options (Continued)

The weighted average grant date fair value of stock options granted during the year ended January 31, 2008 and 2007 was $1.06 and $2.96 per share, respectively. No stock options were exercised during the years ended January 31, 2008 and 2007. During the year ended January 31, 2008 and 2007, the Company recorded stock-based compensation of $2,696,143 and $5,825,356, respectively, as general and administrative expense.

A summary of the Company’s stock option activity is as follows:

	Number of Options	Weighted Average Exercise Price $	Aggregate Intrinsic Value $

Outstanding, January 31, 2006	1,330,000	3.28

Granted	700,000	2.96
Forfeited	(400,000)	2.71

Outstanding, January 31, 2007	1,630,000	3.31

Granted	1,550,000	2.02
Forfeited	(600,000)	2.99

Outstanding, January 31, 2008	2,580,000	2.61	–

Exercisable, January 31, 2008	1,330,000	3.12	–

The weighted average remaining contractual life of stock options outstanding as of January 31, 2008 and 2007 was 3.13 years and 3.89 years, respectively. As at January 31, 2008, there are 200,000 stock options outstanding with an weighted average exercise price of $4.55 and a weighted average remaining contractual life of 2.51 years, 830,000 stock options outstanding with an weighted average exercise price of $3.26 and a weighted average remaining contractual life of 2.72 years, and 1,550,000 stock options outstanding with an weighted average exercise price of $2.01 and a weighted average remaining contractual life of 4.53 years.

The fair value of each option grant was estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions:

	Year Ended January 31, 2008	Year Ended January 31, 2007

Expected dividend yield	0%	0%
Expected volatility	71%	173%
Expected life (in years)	3.5	2.7
Risk-free interest rate	4.23%	4.72%

As at January 31, 2008, there was $1,165,635 of total unrecognized compensation costs related to nonvested share-based compensation arrangements granted under the 2005 Plan and 2007 Plan which are expected to be recognized over a weighted-average period of 18 months. The total fair value of shares vested during the years ended January 31, 2008 and 2007 was $1,465,986 and $2,395,354, respectively.

Triangle Petroleum Corporation
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)

12. Stock Options (Continued)

A summary of the status of the Company’s nonvested shares as of January 31, 2008, and changes during the year ended January 31, 2008, is presented below:

Nonvested shares	Number of Shares	Weighted-Average Grant- Date Fair Value $

Nonvested at January 31, 2007	782,000	2.80

Granted	1,550,000	0.78
Forfeited	(180,000)	1.96
Vested	(902,000)	2.08

Nonvested at January 31, 2008	1,250,000	0.93

13. Commitments

The Company is contractually obligated to spend capital to earn lands that are subject to farm-out agreements. First, the Company is currently committed to pay 66% of the drilling and completion costs for one well in its Fayetteville project to earn a 50% working interest which the operator must spud before July 31, 2008 or the Company automatically earn its 50% interest. Management does not expect to incur any drilling costs in fiscal 2009 to fulfill this commitment. Second, the Company is committed to pay 33% of the costs to drill one well in its Rocky Mountains project to earn a 25% interest. Management does not expect to incur any drilling costs in fiscal 2009 for this commitment as the operator is not expected to proceed with the well in fiscal 2009.

On February 28, 2007, the Company entered into a lease agreement commencing May 1, 2007 for office premises for a 6 year term expiring May 1, 2013. Annual rent under the new lease is payable at $208,469 (Cdn$207,680) for the first three years and $218,912 (Cdn$218,084) for the remaining three years. The Company must also pay its share of building operating costs and taxes. During the year ended January 31, 2008, the Company paid rent expense of $202,826 (2006 - $49,173). Future minimum lease payments over the next five fiscal years are as follows:

2009	$208,000
2010	208,000
2011	216,000
2012	219,000
2013	55,000

$935,000

14. Income Taxes

Income tax expense differs from the amount that would result from applying the U.S federal, state and Canadian income tax rates to earnings (loss) before income taxes.

The reconciliation of the provision for income taxes attributable to continuing operations computed at the weighted average statutory tax rate of 37.22% (2007 – 35%) to income tax expense as reported is as follows:

	2008 $	2007 $

Expected income tax benefit	11,038,396	1,498,689
Non-deductible stock-based compensation	(557,071)	(1,338,875)
Non-deductible interest and accretion for convertible debentures	(3,727,339)	(4,150,200)
Non-taxable gain on change in fair value of derivatives	2,262,062	5,936,340
Change in enacted tax rate	213,367	–
Other and changes in valuation allowance	(9,229,415)	(1,945,954)

Provision for income taxes	–	–

Triangle Petroleum Corporation
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)

14. Income Taxes (Continued)

The significant components of the Company’s deferred tax assets and liabilities as at January 31, 2008 and 2007 are as follows:

	2008 $	2007 $

Deferred income tax assets

Resource properties	7,308,000	804,724
Net losses carried forward (expire from 2023 to 2028)	5,319,455	2,444,006

Gross deferred income tax assets	12,627,455	3,248,730

Valuation allowance	(12,627,455)	(3,248,730)

Net deferred income tax asset	–	–

The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change and which cause a change in management's judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

15. Subsequent Event

Subsequent to January 31, 2008, the Company issued 2,374,013 shares of common stock for the conversion of $2,100,140 of the December 8, 2005 secured convertible debentures that bore interest at 5% per annum. The Company repaid the remaining $4,000,000 of these convertible debentures that were due to mature on December 8, 2008, plus an early redemption fee of $800,000 and associated accrued interest of $1,299,307.

On June 3, 2008, the Company raised gross proceeds of $25,560,500 from the private placement of 18,257,500 units priced at $1.40 per unit. Each unit consists of one share of common stock and one-half of a warrant. One full warrant can be exercised and converted into one share of common stock for a period of two years at a price of $2.25 per share. The net proceeds after deducting expenses were $23,641,552.

Triangle Petroleum Corporation
Consolidated Balance Sheets
(Expressed in U.S. dollars)
(Unaudited)

	April 30, 2008 $	January 31, 2008 $

ASSETS

Current Assets

Cash and cash equivalents	1,195,535	4,581,589
Prepaid expenses	676,917	797,307
Other receivables	1,693,975	1,689,391

Total Current Assets	3,566,427	7,068,287

Debt Issue Costs, net	356,250	465,833

Property and Equipment	58,087	66,121

Oil and Gas Properties (Note 4)	25,595,471	24,978,949

Total Assets	29,576,235	32,579,190

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Accounts payable	1,783,119	3,533,833
Accrued interest on convertible debentures	3,005,076	2,751,096
Accrued liabilities	464,339	420,384
Derivative liabilities (Note 7)	1,516,142	3,262,846
Convertible debentures, current portion, less unamortized discount of $695,296 and $1,321,869, respectively (Note 6)	3,929,704	4,778,271

Total Current Liabilities	10,698,380	14,746,430

Asset Retirement Obligations (Note 5)	870,124	1,003,353

Convertible Debentures, less unamortized discount of $2,640,494 and $3,229,279, respectively (Note 6)	7,359,506	6,770,721

Total Liabilities	18,928,010	22,520,504

Going Concern (Note 2)
Subsequent Events (Note 10)

Stockholders’ Equity

Common Stock (Note 8)
Authorized: 100,000,000 shares, par value $0.00001 Issued: 48,653,758 shares (2008 - 46,794,530 shares)	487	468

Additional Paid-In Capital (Note 8)	60,268,052	57,852,277

Deficit	(49,620,314)	(47,794,059)

Total Stockholders’ Equity	10,648,225	10,058,686

Total Liabilities and Stockholders’ Equity	29,576,235	32,579,190

The accompanying notes are an integral part of these consolidated financial statements

Triangle Petroleum Corporation
Consolidated Statements of Operations
(Expressed in U.S. dollars)
(Unaudited)

	Three Months Ended April 30,	Three Months Ended April 30,
	2008	2007
	$	$
Revenue, net of royalties	152,119	68,591

Operating Expenses

Oil and gas production	59,227	2,310
Depletion, depreciation and accretion	70,299	75,468
Depreciation - property and equipment	9,759	6,780
General and administrative	1,200,718	2,133,428
Foreign exchange (gain) loss	(4,006)	95,060

Total Operating Expenses	1,335,997	2,313,046

Loss from Operations	(1,183,878)	(2,244,455)

Other Income (Expense)

Accretion of discounts on convertible debentures	(1,215,358)	(2,340,726)
Amortization of debt issue costs	(109,584)	(117,708)
Interest expense	(253,980)	(382,351)
Interest income	17,215	192,423
Unrealized gain on fair value of derivatives	919,330	1,467,540

Total Other Income (Expense)	(642,377)	(1,180,822)
Net Loss for the Period	(1,826,255)	(3,425,277)
Net Loss Per Share - Basic and Diluted	(0.04)	(0.11)

Weighted Average Number of Shares Outstanding - Basic and Diluted	47,433,000	30,579,000

The accompanying notes are an integral part of these consolidated financial statements

Triangle Petroleum Corporation
Statement of Stockholders’ Equity (Deficit)
Period from January 31, 2008 to April 30, 2008
(Expressed in U.S. dollars)
(Unaudited)

	Common Stock		Additional Paid-in
	Shares	Amount	Capital	Deficit	Total
	#	$	$	$	$
Balance - January 31, 2008	46,794,530	468	57,852,277	(47,794,059)	10,058,686

Issuance of common stock on conversion of convertible debentures at a weighted average price of $0.79 per share	1,859,228	19	1,475,121	-	1,475,140

Fair value of conversion features of convertible debentures converted	-	-	827,374	-	827,374

Stock based compensation	-	-	113,280	-	113,280

Net loss for the period	-	-	-	(1,826,255)	(1,826,255)

Balance - April 30, 2008	48,653,758	487	60,268,052	(49,620,314)	10,648,225

The accompanying notes are an integral part of these consolidated financial statements

Triangle Petroleum Corporation
Consolidated Statements of Cash Flows
(Expressed in U.S. dollars)
(Unaudited)

	Three Months Ended April 30,	Three Months Ended April 30,
	2008	2007
	$	$
Operating Activities
Net loss	(1,826,255)	(3,425,277)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

Accretion of discounts on convertible debentures	1,215,358	2,340,726
Amortization of debt issue costs	109,584	117,708
Depletion, depreciation and accretion	70,299	75,468
Depreciation - property and equipment	9,759	6,780
Stock-based compensation	113,280	1,625,536
Unrealized gain on fair value of derivatives	(919,330)	(1,467,540)

Asset retirement costs	(170,700)	-

Changes in operating assets and liabilities

Prepaid expenses	(48,286)	1,744,000
Other receivables	(91,103)	(598,711)
Accounts payable	204,651	(2,138,855)
Accrued interest on convertible debentures	253,980	382,351
Accrued liabilities	47,492	(466,112)

Cash Used in Operating Activities	(1,031,271)	(1,803,926)

Investing Activities
Purchase of property and equipment	(1,725)	(8,655)
Oil and gas property expenditures	(2,353,058)	(2,634,875)

Cash Used in Investing Activities	(2,354,783)	(2,643,530)

Financing Activities
Proceeds from issuance of common stock	-	20,824,000
Common stock issuance costs	-	(1,515,994)
Cash Provided by Financing Activities	-	19,308,006

(Decrease) Increase in Cash and Cash Equivalents	(3,386,054)	14,860,550

Cash and Cash Equivalents - Beginning of Period	4,581,589	5,798,982
Cash and Cash Equivalents - End of Period	1,195,535	20,659,532
Cash	399,258	675,648
Cash equivalents	796,277	19,983,884
Non-cash Investing and Financing Activities

Common stock issued for conversion of debentures	1,475,140	1,900,000

The accompanying notes are an integral part of these consolidated financial statements

Triangle Petroleum Corporation
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)
(Unaudited)

Triangle Petroleum Corporation, together with its consolidated subsidiaries (“Triangle” or the “Company”), is an independent oil and gas company focused primarily on the acquisition, exploration and development of resource properties consisting mainly of shale gas reserves. Our primary exploration and development acreage is located in the Fayetteville Shale of the Arkoma Basin in the United States and in the Horton Bluff formation of the Maritimes Basin in Canada. We have producing properties in the Fort Worth Basin and in the Alberta Deep Basin.

1. Basis of Presentation

The accompanying consolidated financial statements of Triangle have not been audited by independent public accountants and have been prepared in accordance with generally accepted accounting principals ("GAAP") in the U.S. In the opinion of management, the accompanying financial statements reflect all adjustments necessary to present fairly our financial position at April 30, 2008, our operations for the three months ended April 30, 2008 and 2007 and our cash flows for the three months ended April 30, 2008 and 2007. In preparing the accompanying financial statements, management has made certain estimates and assumptions that affect reported amounts in the financial statements and disclosures of contingencies. Actual results may differ from those estimates. Certain amounts presented in prior period financial statements have been reclassified for consistency with current period presentation. The results for interim periods are not necessarily indicative of annual results.

Certain disclosures have been condensed or omitted from these financial statements. Accordingly, they should be read along with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended January 31, 2008. In the prior year, the Company was accounted for as an exploration stage entity. Starting in the fourth quarter of fiscal 2008, the Company was no longer accounted for as an exploration stage entity.

Certain reclassifications have been made to the prior period’s financial statements to conform to the current period’s presentation.

2. Going Concern

The Company is primarily engaged in the acquisition, exploration and development of oil and gas resource properties. The Company has a working capital deficit of $1,686,107 as at April 30, 2008, excluding derivative liabilities and the current portion of convertible debentures.

The Company will have to raise additional funds through equity or debt offerings, dispositions of assets or other means to finance the repayment of the convertible debentures (if the holders do not elect to convert), to finance commitments to continue to earn lands related to farm-out agreements, to fund general and administrative expenses and to complete the exploration and development phase of its programs. While the Company has been successful in raising funds in the past, there can be no assurance that it will be able to do so in the future. The continuation of the Company as a going concern is dependent upon its ability to obtain necessary additional funds to continue operations and to determine the existence, discovery and successful exploitation of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations.

Failure to obtain additional financing will result in the going concern assumption being inappropriate and adjustments would be required to the carrying values of assets and liabilities, the reported revenues and expenses, and the balance sheet classifications used. See Note 10.

3. Changes in Significant Accounting Policies

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards ("SFAS") No. 157, "Fair Value Measurements” ("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. On February 12, 2008, the FASB issued Staff Position No. FAS 157-2 ("FSP 157-2") which proposed a one year deferral for the implementation of SFAS 157 for non-financial assets and liabilities that are recognized or disclosed at fair value on a nonrecurring basis (less frequent than annually).

On February 1, 2008 Triangle elected to implement SFAS 157 with the one-year deferral for certain non-financial assets and liabilities. Given the nature of our current financial instruments, the adoption of SFAS 157 did not have a material impact on our financial position, results of operations or cash flows. Beginning February 1, 2009, the Company will adopt the provisions for non-financial assets and non-financial liabilities that are not required or permitted to be measured at fair value on a recurring basis. We are in the process of evaluating this portion of the standard and have not yet determined the impact that it will have on our financial statements upon adoption in 2009.

SFAS 157 (as amended), defines fair value, establishes a framework for measuring fair value, outlines a fair value hierarchy based on inputs used to measure fair value and enhances disclosure requirements for fair value measurements. Fair value is defined as the price at which an asset could be exchanged in a current transaction between knowledgeable, willing parties.

Triangle Petroleum Corporation
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)
(Unaudited)

3. Changes in Significant Accounting Policies (continued)

A liability’s fair value is defined as the amount that would be paid to transfer the liability to a new obligor, not the amount that would be paid to settle the liability with the creditor. Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. Where observable prices or inputs are not available, use of unobservable prices or inputs are used to estimate the current fair value, often using an internal valuation model. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the item being valued.

Beginning February 1, 2008, assets and liabilities recorded at fair value in the consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels—defined by SFAS 157 and directly related to the amount of subjectivity associated with the inputs to fair valuation of these assets and liabilities—are as follows:

Level I—Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level II—Inputs (other than quoted prices included in Level I) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level III—Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

The fair value of the Company’s derivative liabilities are measured using Level III inputs. The significant unobservable inputs to the fair value measurement include estimates of volatility of the share price and term of the contract. The inputs are calculated based on historical data as well as current estimated costs. See Note 7.

The estimated fair values of derivative liabilities included in the consolidated balance sheets at April 30, 2008 and January 31, 2008 are summarized below. The decrease in the derivative liability from January 31, 2008 to April 30, 2008 is primarily attributable to the higher market price of Triangle’s stock during the period and the settlement of derivatives as conversion features were exercised.

	April 30, 2008 $	January 31, 2008 $
	Significant Unobservable Inputs (Level III)	Significant Unobservable Inputs (Level III)

Derivative liability - conversion feature	1,516,142	3,262,846

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. Effective February 1, 2008, the Company adopted SFAS No. 159. The adoption of this statement did not have a material effect on the Company's current financial statements.

4. Oil and Gas Properties

The Company follows the full cost method of accounting for oil and gas operations whereby all costs of exploring for and developing oil and gas reserves are initially capitalized on a country-by-country (cost center) basis. Capitalized costs, less estimated salvage value, are depleted using the units-of-production method whereby historical costs and future development costs are amortized over the total estimated proved reserves. Costs of acquiring and evaluating unproven properties and major development projects are initially excluded from the depletion and depreciation calculation until it is determined whether or not proved reserves can be assigned to such properties. These costs are assessed periodically to ascertain whether impairment has occurred (i.e., "impairment tests”). There were no impairment charges in either the first quarter of 2007 or 2008. All of the Company’s oil and gas properties are located in the United States and Canada. The following table summarizes information regarding the Company's oil and gas acquisition, exploration and development activities:

		Costs		Accumulated Depletion			Net Carrying
	Opening	Additions	Closing	Opening	Change	Closing	Value
	$	$	$	$	$	$	$

Proved Properties	12,886,510	9,775	12,896,285	12,472,601	32,828	12,505,429	390,856
Unproven Properties	34,397,768	639,575	35,037,343	9,832,728	-	9,832,728	25,204,615
Total	47,284,278	649,350	47,933,628	22,305,329	32,828	22,338,157	25,595,471

Triangle Petroleum Corporation
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)
(Unaudited)

4. Oil and Gas Properties (continued)

Proved Properties

The Company's proved acquisition and exploration costs were distributed in the following geographic areas:

	April 30, 2008 $	January 31, 2008 $

Alberta - Canada	307,031	324,162
Barnett Shale (Texas) - United States	83,825	89,747
Total proved acquisition and exploration costs	390,856	413,909

Depletion and depreciation expense for the three month period ended April 30, 2008 of $5,922 (2007 - $61,613) was recorded in the U.S. cost center and $26,906 (2007 - $12,529) was recorded in the Canadian cost center. All of the Company’s unproven properties are not subject to depletion.

Unproven Properties

The Company's unproven acquisition and exploration costs were distributed in the following geographic areas:

	April 30, 2008 $	January 31, 2008 $

Maritimes Basin (Nova Scotia and New Brunswick)	16,071,074	15,463,119
Canada	16,071,074	15,463,119

Fayetteville Shale (Arkansas)	8,306,166	8,289,901
Rocky Mountains (Colorado, Montana, Wyoming)	827,375	812,020
United States	9,133,541	9,101,921
Total unproven acquisition and exploration costs	25,204,615	24,565,040

o
In Canada, $16,071,074 of unproven property costs were excluded from costs subject to depletion which relate to Eastern Canada shale gas exploration costs mainly in the Windsor Basin of Nova Scotia. The Company anticipates that these costs will be subject to depletion in fiscal 2011, when the Company anticipates having pipelines built and commissioned to market potential gas from the Windsor Basin.

o
In the U.S., $8,306,166 of unproven property costs were excluded from costs subject to depletion which relate to Fayetteville Shale gas acquisition costs. During the current quarter, the Company announced that it anticipates selling its acreage position related to these costs in fiscal 2009.

o
In the U.S., $827,375 of unproven property costs were excluded from costs subject to depletion which relate to U.S. Rocky Mountain leasehold acquisition costs. The Company anticipates that these costs will be subject to depletion in fiscal 2010, when an exploration well is planned to be drilled in this area.

5.  Asset Retirement Obligations

The estimated fair value of the future costs associated with dismantlement, abandonment and restoration of oil and natural gas properties is recorded when a liability is incurred, generally through a lease construction or acquisition or completion of a well. The current estimated costs are escalated at an inflation rate and discounted to present value at a credit adjusted risk-free rate over the estimated economic life of the properties. Such costs are capitalized as part of the basis of the related asset and are depleted as part of the applicable full cost pool. The associated liability is recorded initially as a long-term liability. Subsequent adjustments to the initial asset and liability are recorded to reflect revisions to estimated future cash flow requirements. In addition, the liability is adjusted to reflect accretion expense as well as settlements during the period.

A reconciliation of the changes in the asset retirement obligations for the three months ended April 30, 2008, is as follows:

April 30, 2008 $

Balance, beginning of period	1,003,353
Liabilities settled	(170,700)
Accretion	37,471
Balance, end of period	870,124

Triangle Petroleum Corporation
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)
(Unaudited)

6. Convertible Debentures

Agreement Date	December 8, 2005 $	December 28, 2005 $	Total $

Balance, January 31, 2008	4,778,271	6,770,721	11,548,992

Converted	(1,475,140)	-	(1,475,140)
Accretion	626,573	588,785	1,215,358
Balance, April 30, 2008	3,929,704	7,359,506	11,289,210
Amount classified as current	3,929,704	-	3,929,704
Face value at April 30, 2008	4,625,000	10,000,000	14,625,000
Interest rate	5.0%	7.5%

7. Derivative Liabilities

The Company is required to bifurcate and separately account for the embedded conversion feature contained in the December 8, 2005 convertible debenture as a derivative. The Company is required to record derivatives at their estimated fair value on each balance sheet date with changes in fair values reflected in the statement of operations.

Conversion Feature Fair Value
$

January 31, 2008	3,262,846

Conversion features settled	(827,374)
Change in fair value	(919,330)

April 30, 2008	1,516,142

The Company uses the Black-Scholes valuation model to calculate the fair value of derivative liabilities. The following table shows the assumptions used in the calculation of the conversion feature in the December 8, 2008 convertible debenture.

	Strike Price	Volatility	Risk Free Rate	Dividend Yield	Term in Years

Weighted Average Assumptions at:
April 30, 2008	$1.2141	84.17%	1.94%	-	0.61

8. Common Stock

	Shares	Common Stock	Additional Paid-In Capital
		$	$

January 31, 2008	46,794,530	468	57,852,277
Conversion of debentures	1,859,228	19	2,302,495
Stock based compensation			113,280
April 30, 2008	48,653,758	487	60,268,052

During the first quarter, 1,859,228 shares were issued upon the conversion of convertible debentures in the amount of $1,475,140. The fair value of the conversion feature related to the converted debentures was $827,374, which was transferred from the derivative liability to additional paid-in capital upon conversion.

Triangle Petroleum Corporation
Notes to the Consolidated Financial Statements
(Expressed in U.S. dollars, except as noted)
(Unaudited)

9. Stock Options

The weighted average grant date fair value of stock options granted during the three month period ended April 30, 2008 was $0.4618. No stock options were exercised during the three month period ended April 30, 2008. During the three month period ended April 30, 2008, the Company recorded stock-based compensation of $113,280 as general and administrative expense.

A summary of the Company’s stock option activity is as follows:

	Number of Options	Weighted Average Exercise Price $	Aggregate Intrinsic Value $

Outstanding, January 31, 2008	2,580,000	2.61
Granted	300,000	2.00
Outstanding, April 30, 2008	2,880,000	2.55	–
Exercisable, April 30, 2008	1,690,000	2.93	–

The weighted average remaining contractual life of stock options outstanding as of April 30, 2008 was 3.67 years.

The fair value of the options granted during the quarter was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

Three Months Ended April 30, 2008

Expected dividend yield	0%
Expected volatility	75%
Expected life (in years)	3.5
Risk-free interest rate	2.22%

As at April 30, 2008, there was $828,677 of total unrecognized compensation costs related to non-vested share-based compensation arrangements which are expected to be recognized over a weighted-average period of 17 months.

A summary of the status of the Company’s non-vested shares as of April 30, 2008, and changes during the quarter, is presented below:

Non-vested shares	Number of Shares	Weighted-Average Grant-Date Fair Value $

Non-vested at January 31, 2008	1,250,000	0.93

Granted	300,000	0.46
Vested	(360,000)	1.32

Non-vested at April 30, 2008	1,190,000	0.70

10. Subsequent Events

Subsequent to April 30, 2008, the Company issued 514,785 shares of common stock for the conversion of convertible debentures with an aggregate principal amount of $625,000. In addition, the Company repaid the remaining $4,000,000 of secured convertible debentures that were due to mature on December 8, 2008, plus an early redemption fee of $800,000 and associated accrued interest of $1,299,307.

On June 3, 2008, the Company raised gross proceeds of $25,560,500 from the private placement of 18,257,500 units priced at $1.40 per unit. Each unit consists of one share of common stock and one-half of a warrant. One full warrant can be exercised and converted into one share of common stock for a period of two years at a price of $2.25 per share. The net proceeds after deducting expenses were $23,641,552.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT
SEC Registration fee	$807.21
Accounting fees and expenses	50,000.00	*
Legal fees and expenses	50,000.00	*
Miscellaneous	5,000.00
TOTAL	$105,807.21	*

* Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

On September 22, 2005, we issued 300,000 shares of common stock to Eclipse Ventures International for investor relations serviced provided to us. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with YA Global Investments, L.P. (formerly, Cornell Capital Partners, L.P.), an accredited investor, on December 8, 2005 for the sale of $15,000,000 in secured convertible debentures. The investors provided us with an aggregate of $15,000,000 as follows:

● $5,000,000 was disbursed on December 8, 2005;

● $5,000,000 was disbursed on January 17, 2006; and

● $5,000,000 was disbursed on June 1, 2006.

The secured convertible debentures bear interest at 5%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $5.00 or (ii) 90% of the average of the three lowest daily volume weighted average prices of our common stock, as quoted by Bloomberg, LP, of the 10 trading days immediately preceding the date of conversion. The investor contractually agreed to restrict its ability to convert the debentures and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion did not exceed 4.9% of the then issued and outstanding shares of common stock.

We had the right, at our option, with three business days advance written notice, to redeem a portion or all amounts outstanding under the secured convertible debentures prior to the maturity date provided that the closing bid price of our common stock, is less than $5.00 at the time of the redemption. In the event of a redemption, we were obligated to pay an amount equal to the principal amount being redeemed plus a 20% redemption premium, and accrued interest. The securities were issued in a private placement transaction pursuant to Regulation D under the Securities Act of 1933, as amended.

To obtain funding for our ongoing operations, we entered into Securities Purchase Agreements with two accredited investors on December 28, 2005 for the sale of (i) $10,000,000 in convertible debentures and (ii) warrants to purchase 1,250,000 shares of our common stock. The two accredited investors, Bank Sal. Oppenheim Jr. & Cie., (Schweiz) AG and Centrum Bank each subscribed for 50% of the total offering. The investors provided us with an aggregate of $10,000,000 as follows:

● $5,000,000 was disbursed on December 28, 2005; and

● $5,000,000 was disbursed on January 23, 2006.

Pursuant to the Securities Purchase Agreements, we issued 1,250,000 warrants to purchase shares of common stock.

The convertible debentures bear interest at 7.5%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at a rate of $4.00 per share. The investors have contractually agreed to restrict their ability to convert its debentures or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. The securities were issued in a private placement transaction pursuant to Regulation D under the Securities Act of 1933, as amended.

On January 10, 2006, we issued 900,000 shares of common stock upon conversion of $900,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On March 9, 2006, we issued 400,000 shares of common stock upon conversion of $400,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On March 27, 2006, we issued 300,000 shares of common stock upon conversion of $300,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On May 29, 2006, we issued 200,000 shares of common stock upon conversion of $200,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On August 3, 2006, we issued 400,000 shares of common stock upon conversion of $400,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On September 22, 2006, we issued 128,839 shares of common stock upon conversion of $250,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On October 2, 2006, we issued 129,012 shares of common stock upon conversion of $250,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On October 6, 2006, we issued 600,000 shares of common stock upon conversion of $600,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On November 13, 2006, we issued 132,584 shares of common stock upon conversion of $250,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On November 16, 2006, we issued 150,000 shares of common stock upon conversion of $150,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On November 22, 2006, we issued 274,891 shares of common stock upon conversion of $500,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On November 27, 2006, we issued 300,000 shares of common stock upon conversion of $300,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On January 12, 2007, we issued 139,005 shares of common stock upon conversion of $250,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On January 19, 2007, we issued 139,005 shares of common stock upon conversion of $250,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On February 14, 2007, we issued 108,923 shares of common stock upon conversion of $250,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On February 26, 2007, we sold an aggregate of 10,412,000 shares of common stock to 24 accredited investors for aggregate proceeds of $20,824,000. The shares were issued in a private placement transaction pursuant to Section 4(2) under the Securities Act of 1933.

On March 6, 2007, we issued 900,000 shares of common stock upon conversion of $900,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On March 7, 2007, we issued 106,696 shares of common stock upon conversion of $250,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On April 9, 2007, we issued 129,333 shares of common stock upon conversion of $250,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On April 30, 2007, we issued 128,939 shares of common stock upon conversion of $250,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On May 8, 2007, we issued 748,000 shares of common stock upon conversion of $748,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On May 11, 2007, we issued 130,494 shares of common stock upon conversion of $250,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On May 21, 2007, we issued 265,041 shares of common stock upon conversion of $500,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On June 4, 2007, we issued 300,000 shares of common stock upon conversion of $300,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.
On June 6, 2007, we issued 802,000 shares of common stock upon conversion of $802,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On June 13, 2007, we issued 279,002 shares of common stock upon conversion of $500,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On June 21, 2007, we issued 138,742 shares of common stock upon conversion of $250,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On June 26, 2007, we issued 50,000 shares of common stock to Torrey Hills Capital for investor relations serviced provided to us. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On June 28, 2007, we issued 138,566 shares of common stock upon conversion of $250,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On September 25, 2007, we issued 591,203 shares of common stock upon conversion of $750,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

In November 2007, we issued 3,039,725 shares of common stock upon conversion of $3,199,860 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

In November 2007, we issued 6,000,000 shares of common stock upon the exercise of 6,000,000 previously issued share purchase warrants for total cash proceeds of $6,000,000. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

In December 2007, we issued 50,000 shares of common stock to Torrey Hills Capital for investor relations serviced provided to us. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

In March 2008, we issued 782,554 shares of common stock upon conversion of $600,140 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

In April 2008, we issued 1,076,674 shares of common stock upon conversion of $875,000 of a previously issued convertible debenture. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On June 3, 2008, we sold an aggregate of 18,257,500 units to 31 accredited investors for aggregate proceeds of $25,560,500. Each unit consists of one share of our common stock and one-half of a warrant, each whole warrant entitling the holder to purchase one share of our common stock exercisable at a price of $2.25 for a period of two years. The securities were issued in a private placement transaction pursuant to Section 4(2) under the Securities Act of 1933.

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Triangle Petroleum or executive officers of Triangle Petroleum, and transfer was restricted by Triangle Petroleum in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings. Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 16. EXHIBITS.

The following exhibits are included as part of this Form S-1. References to “the Company” in this Exhibit List mean Triangle Petroleum Corporation, a Nevada corporation.

Exhibit No.	Description

3.1	Articles of Incorporation, filed as an exhibit to the registration statement on Form SB-2 filed with the Securities and Exchange Commission on February 27, 2004 and incorporated herein by reference.

3.2	Articles of Amendment to the Articles of Incorporation, changing the name to Triangle Petroleum Corporation, filed with the Nevada Secretary of State on May 10, 2005 (filed herewith).

3.3	Bylaws of the Company, filed as an exhibit to the registration statement on Form SB-2 filed with the Securities and Exchange Commission on February 27, 2004 and incorporated herein by reference.

4.1
Securities Purchase Agreement, dated December 28, 2005, by and between Triangle Petroleum Corporation and Bank Sal. Oppenheim Jr. & Cie., (Schweiz) AG, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on December 30, 2005 and incorporated herein by reference.

4.2
Securities Purchase Agreement, dated December 28, 2005, by and between Triangle Petroleum Corporation and Centrum Bank, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on December 30, 2005 and incorporated herein by reference.

4.3
Convertible Debenture issued to Bank Sal. Oppenheim Jr. & Cie., (Schweiz) AG, dated December 28, 2005, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on December 30, 2005 and incorporated herein by reference.

4.4
Convertible Debenture issued to Centrum Bank, dated December 28, 2005, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on December 30, 2005 and incorporated herein by reference.

4.5
Registration Rights Agreement, dated December 28, 2005, by and between Triangle Petroleum Corporation and Bank Sal. Oppenheim Jr. & Cie., (Schweiz) AG, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on December 30, 2005 and incorporated herein by reference.

4.6
Registration Rights Agreement, dated December 28, 2005, by and between Triangle Petroleum Corporation and Centrum Bank, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on December 30, 2005 and incorporated herein by reference.

4.7
Convertible Debenture issued to Bank Sal. Oppenheim Jr. & Cie., (Schweiz) AG, dated January 23, 2006, filed as an exhibit to the Registration Statement on Form SB-2, filed with the Commission on February 24, 2006 and incorporated herein by reference.

4.8
Convertible Debenture issued to Centrum Bank, dated January 23, 2006, filed as an exhibit to the Registration Statement on Form SB-2, filed with the Commission on February 24, 2006 and incorporated herein by reference.

4.9	2005 Incentive Stock Plan, filed as an exhibit to the Registration Statement on Form S-8, filed with the Commission on October 14, 2005 and incorporated herein by reference.

4.10	2007 Incentive Stock Option Plan, filed as an exhibit to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on September 14, 2007 and incorporated herein by reference.

5.1	Opinion of Sichenzia Ross Friedman Ference LLP

10.1
Master License Agreement, dated as of June 15, 2005, between Elmworth Energy Corporation and Millennium Seismic Ltd., filed as an exhibit to the registration statement on Form SB-2 filed with the Securities and Exchange Commission on October 7, 2005 and incorporated herein by reference.

10.2
Participation Agreement, dated as of October 26, 2005, by and between Triangle USA Petroleum Corporation and Kerogen Resources, Inc., filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on October 28, 2005 and incorporated herein by reference.

10.3
Joint Exploration Agreement, dated as of October 28, 2005, by and between Triangle USA Petroleum Corporation and Hunter Energy LLC, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on November 8, 2005 and incorporated herein by reference.

10.4
Letter Exploration Agreement, dated as of September 19, 2006, by and between Triangle USA Petroleum Corporation and Kerogen Resources Inc., filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on October 2, 2006 and incorporated herein by reference.

10.5
Form of Securities Purchase Agreement, dated as of February 26, 2007, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on February 27, 2007 and incorporated herein by reference.

10.6
Form of Registration Rights Agreement, dated as of February 26, 2007, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on February 27, 2007 and incorporated herein by reference.

10.7
Form of Indemnification Agreement, filed as an exhibit to the Post-Effective Amendment No. 5 to Form SB-2 on Form S-1, filed with the Commission on August 31, 2007 and incorporated herein by reference.

10.8
Form of Debenture Amendment Agreement, dated as of January 14, 2008, by and between Triangle Petroleum Corporation and Bank Sal. Oppenheim Jr. & Cie., (Schweiz) AG, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on February 1, 2008 and incorporated herein by reference.

10.9
Form of Debenture Amendment Agreement, dated as of January 14, 2008, by and between Triangle Petroleum Corporation and Centrum Bank AG, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on February 1, 2008 and incorporated herein by reference.

10.10
Form of Employment Agreement, effective as of January 31, 2008, by and between Elmworth Energy Corporation and Shaun Toker, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on February 1, 2008 and incorporated herein by reference.

10.11
Form of Employment Agreement, effective as of February 1, 2008, by and between Elmworth Energy Corporation and J. Howard Anderson, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on February 1, 2008 and incorporated herein by reference.

10.12
Form of Employment Agreement, effective as of March 17, 2008, by and between Elmworth Energy Corporation and Mark Gustafson, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on March 21, 2008 and incorporated herein by reference.

10.13
Form of Employment Agreement, effective as of March 17, 2008, by and between Elmworth Energy Corporation and Ron Hietala, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on March 21, 2008 and incorporated herein by reference.

10.14	Form of Subscription Agreement, dated as of June 3, 2008, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on June 4, 2008 and incorporated herein by reference.

10.15	Form of Warrant, dated as of June 3, 2008, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on June 4, 2008 and incorporated herein by reference.

10.16
Registration Rights Agreement, dated as of June 3, 2008, by and between Triangle Petroleum Corporation and Canaccord Adams, Inc., as agent for the purchasers, filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on June 4, 2008 and incorporated herein by reference.

14.1
Code of Ethics for Senior Financial Officers, filed as an exhibit to the annual report on Form 10-KSB filed with the Securities and Exchange Commission on May 16, 2005 and incorporated herein by reference.

14.2	Audit Committee Charter, filed as an exhibit to the annual report on Form 10-KSB filed with the Securities and Exchange Commission on May 16, 2005 and incorporated herein by reference.

21.1	List of subsidiaries, filed as an exhibit to the Registration Statement on Form SB-2, filed with the Commission on January 18, 2006 and incorporated herein by reference.

23.1	Consent of KPMG, LLP, Chartered Accountants

23.2	Consent of Manning Elliott LLP, Chartered Accountants

23.3	Consent of Ryder Scott, Independent Petroleum Engineers

24.1	Power of Attorney

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada, on June 27, 2008.

TRIANGLE PETROLEUM CORPORATION

Date: June 27, 2008	By:	/s/ MARK GUSTAFSON
Mark Gustafson
President (Principal Executive Officer) and Director

Date: June 27, 2008	By:	/s/ SHAUN TOKER
Shaun Toker
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Triangle Petroleum Corporation, a Nevada corporation, do hereby constitute and appoint Mark Gustafson and Shaun Toker and each of them his or her true and lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, including post-effective amendments, to this Registration Statement or any registration statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue thereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney. In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ MARK GUSTAFSON	President (Principal Executive Officer) and Director	June 27, 2008
Mark Gustafson

/s/ SHAUN TOKER	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 27, 2008
Shaun Toker

/s/ RON HIETALA	Director	June 27, 2008
Ron Hietala

/s/ STEPHEN A. HOLDITCH	Director	June 27, 2008
Stephen A. Holditch

/s/ DAVID L. BRADSHAW	Director	June 27, 2008
David L. Bradshaw

/s/ RANDAL MATKALUK	Director	June 27, 2008
Randal Matkaluk